UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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RING ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RING ENERGY, INC.

901 West Wall St., 3rd Floor

Midland, TX 79701

(432) 682-7464

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 17, 2019

November 13, 2019

To the Stockholders of Ring Energy, Inc.:

We are pleased to invite you to attend the 2019 Annual Meeting of Stockholders of Ring Energy, Inc. The meeting will be held on December 17, 2019, at 10:00 a.m., Central Standard Time, at the TownePlace Suites, located at 5508 Deauville Blvd., Midland, Texas 79706.

The enclosed Notice of Annual Meeting and the accompanying proxy statement describe the various matters to be acted upon during the Annual Meeting. In addition, there will be a report on the state of our business and an opportunity for you to ask questions of our management.

If your shares are held in book-entry form on the records of Standard Registrar and Transfer Company Inc., our transfer agent and registrar, we have enclosed a proxy card for your use. You may vote these shares by completing and returning the proxy card or, alternatively, calling a toll-free telephone number or using the Internet as described on the proxy card. If a broker or other nominee holds your shares in “street name,” your broker has enclosed a voting instruction form, which you should use to vote those shares. The voting instruction form indicates whether you have the option to vote those shares by telephone or by using the Internet. Our report to the stockholders, including our Annual Report on Form 10-K for the year ended December 31, 2018, and our Quarterly Report on Form 10-Q for the period ended September 30, 2019, also accompany the proxy statement.

The Annual Meeting gives us an opportunity to review our business results and discuss the steps we have taken to position our company for the future. On behalf of the Board of Directors and management, thank you for your cooperation and continued support for Ring Energy, Inc. Your vote is very important to us, and we hope you can join us at the Annual Meeting.

Sincerely,

/s/ Kelly Hoffman

Kelly Hoffman
Chief Executive Officer

 RING ENERGY, INC.

901 West Wall St., 3rd Floor

Midland, TX 79701

(432) 682-7464

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 17, 2019

The 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Ring Energy, Inc., a Nevada corporation, will be held on December 17, 2019, at 10:00 a.m., Central Standard Time, at the TownePlace Suites, located at 5508 Deauville Blvd., Midland, Texas 79706.

You will be asked to consider and to pass the resolutions below:

(1)	to elect seven directors to serve on our Board of Directors until the 2020 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(2)	to approve on a non-binding, advisory basis, the compensation of our named executive officers;

(3)	to ratify the appointment of Eide Bailly LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

(4)	to approve an amendment to the Ring Energy, Inc. Long Term Incentive Plan to increase the number of shares authorized for issuance by 2,500,000 shares; and

(5)	to transact such other business as may arise that can properly be conducted at the Annual Meeting or any adjournment or postponement thereof.

The Notice of Annual Meeting and Proxy Statement herein provide further information on the Company’s performance and corporate governance and describe the matters to be presented at the Annual Meeting. Our Board of Directors has fixed the close of business on November 8, 2019, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at our offices during normal business hours for a period of ten (10) calendar days prior to the Annual Meeting and will also be available during the Annual Meeting for inspection by our stockholders.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE TAKE A FEW MINUTES NOW TO VOTE YOUR SHARES.

We thank you for your continued support and look forward to seeing you at the Annual Meeting.

By Order of the Board of Directors,
/s/ William R. Broaddrick
Midland, Texas	William R. Broaddrick
November 13, 2019	Chief Financial Officer, Corporate Secretary and Treasurer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 17, 2019

The Notice of Annual Meeting, Proxy Statement, and

Annual Report to Stockholders for the year ended December 31, 2018, and
Quarterly Report on Form 10-Q for the period ended September 30, 2019 are available on Ring Energy, Inc.’s website at www.ringenergy.com.

RING ENERGY, INC.

PROXY STATEMENT

 i

RING ENERGY, INC.

901 West Wall St., 3rd Floor

Midland, TX 79701

(432) 682-7464

PROXY STATEMENT

FOR

THE 2019 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Ring Energy, Inc. of proxies for use at the 2019 Annual Meeting of Stockholders of Ring Energy, Inc. to be held at the TownePlace Suites, located at 5508 Deauville Blvd., Midland, Texas 79706, on December 17, 2019, at 10:00 a.m., Central Standard Time, or any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”).

Unless the context requires otherwise, references in this proxy statement to “Ring,” the “Company,” “we,” “us,” and “our” are to Ring Energy, Inc., a Nevada corporation. Unless the context otherwise requires, references to “stockholders” are to the holders of shares of our common stock, par value $0.001 per share (“Common Stock”).

This proxy statement and accompanying proxy card are being mailed to our stockholders on or about November 13, 2019. Our Annual Report on Form 10-K (the “Annual Report”) covering the year ended December 31, 2018, and our Quarterly Report on Form 10-Q covering the period ended September 30, 2019, are enclosed, but do not form any part of the materials for solicitation of proxies.

PROXY STATEMENT SUMMARY

This summary is included to provide an introduction and overview of the information contained in this Proxy Statement. This summary does not contain all of the information you should consider, and you should carefully read the Proxy Statement in its entirety before voting. Additional information regarding the Company and its performance in 2018 can be found in our annual report on Form 10-K for the year ended December 31, 2018.

2019 ANNUAL MEETING OF STOCKHOLDERS
Date and Time:	December 17, 2019, at 10:00 a.m., Central Standard Time
Location:	TownePlace Suites, located at 5508 Deauville Blvd., Midland, Texas 79706
Record Date:	November 8, 2019
Proxy Voting:	Stockholders as of the close of business on the Record Date are entitled to vote. Each share of Common Stock is entitled to one vote by proxy or at the Annual Meeting.

PROPOSALS AND BOARD RECOMMENDATIONS
	Proposal	Board Recommendation
No. 1	Election of seven directors to serve on our Board until the 2020 Annual Meeting of Stockholders or until their successors are duly elected and qualified.	FOR each nominee
No. 2	Advisory vote to approve named executive officer compensation.	FOR
No. 3	Ratification of the appointment of Eide Bailly LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.	FOR
No. 4	Amendment of our Long Term Incentive Plan to increase the number of shares authorized for issuance by 2,500,000 shares.	FOR

QUESTIONS AND ANSWERS ABOUT
THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice, including (1) the election of seven directors to our Board, each for a term ending on the date of the 2020 Annual Meeting of Stockholders (this proposal is referred to as the “Election of Directors”); (2) a non-binding, advisory vote to approve named executive officer compensation (this proposal is referred to as “Executive Compensation”); (3) the ratification of the appointment of Eide Bailly LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2019 (this proposal is referred to as the “Ratification of Eide Bailly”); (4) the approval of the amendment of the Ring Energy, Inc. Long Term Incentive Plan to increase the number of shares authorized for issuance by 2,500,000 shares (the “LTIP Proposal”) and (5) the transaction of such other business as may arise that can properly be conducted at the Annual Meeting or any adjournment or postponement thereof. Additionally, management will report on our performance during the last fiscal year and respond to questions from our stockholders.

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate a person or entity as your proxy in a written document, such document is also called a proxy or a proxy card. All duly executed proxies received prior to the Annual Meeting will be voted in accordance with the choices specified thereon and, in connection with any other business that may properly come before the meeting, in the discretion of the persons named in the proxy.

What is a proxy statement?

A proxy statement is a document that regulations of the United States Securities and Exchange Commission (the “SEC”) require that we make available to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting. This proxy statement describes matters on which we would like you, as a stockholder, to vote and provides you with information on such matters so that you can make an informed decision.

What is “householding”?

One copy of the Notice, this proxy statement, and the Annual Report (collectively, the “Proxy Materials”) will be sent to stockholders who share an address, unless they have notified us that they want to continue receiving multiple packages. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs. If you received a householded mailing this year and you would like to have additional copies of the Proxy Materials mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request in writing to Ring Energy, Inc., Attention: William R. Broaddrick, Chief Financial Officer, 6555 Lewis Ave., Suite 200, Tulsa, OK, 74136, or by telephone by calling (918) 499-3880. You may also contact us in the same manner if you received multiple copies of the Proxy Materials and would prefer to receive a single copy in the future. The Proxy Materials are also available on our website: www.ringenergy.com.

What should I do if I receive more than one set of voting materials?

Despite our efforts related to householding, you may receive more than one set of Proxy Materials, including multiple copies of the proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a proxy card and a voting instruction card. Please complete, sign, date, and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted at the Annual Meeting.

Who is entitled to notice of the Annual Meeting?

Governing laws as well as our governance documents require our Board to establish a record date in order to determine who is entitled to receive notice of, attend, and vote at the Annual Meeting, and any continuations, adjournments, or postponements thereof.

The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on November 8, 2019 (the “Record Date”).

As of the Record Date, we had 67,811,611 shares of Common Stock outstanding. A list of all stockholders of record entitled to vote at our Annual Meeting is on file at our principal office located at 901 West Wall St., Third Floor, Midland, Texas 79701, and will be available for inspection at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Subject to the limitations set forth below, stockholders at the close of business on the Record Date may vote at the Annual Meeting. If you are a beneficial owner of shares of Common Stock, you must have a legal proxy from the stockholder of record to vote your shares at the Annual Meeting.

What is a quorum?

A quorum is the presence at the Annual Meeting, in person or by proxy, of the holders of at least one-third of the shares of our Common Stock outstanding and entitled to vote as of the Record Date. There must be a quorum for the Annual Meeting to be held. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is reached. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of votes considered to be present at the Annual Meeting.

What are the voting rights of our stockholders?

Each holder of Common Stock is entitled to one vote per share of Common Stock on all matters to be acted upon at the Annual Meeting. Neither our Articles of Incorporation, as amended, nor our Bylaws allow for cumulative voting rights.

What is the difference between a stockholder of record and a “street name” holder?

Most stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name.

•	Stockholder of Record. If your shares are registered directly in your name with Standard Registrar and Transfer Company Inc., our transfer agent, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting.

•	Street Name Stockholder. If your shares are held in a stock brokerage account or by a bank, fiduciary, or other nominee, you are considered the beneficial owner of shares held in “street name.” In this case, such broker, fiduciary, or other nominee is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank, or nominee how to vote and are also invited to attend the Annual Meeting. If you hold your shares through a broker, bank, or other nominee, follow the voting directions provided by your broker, bank, or other nominee to vote your shares. Since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares.

How do I vote my shares?

Stockholders of Record: Stockholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods:

•	By Giving Us Your Proxy. You may give us your proxy by completing the enclosed proxy card and returning it in the enclosed U.S. postage-prepaid envelope, or by calling a toll-free telephone number or using the Internet as further described on the enclosed proxy card. Telephone and Internet voting procedures have been designed to verify your identity through a personal identification or control number and to confirm that your voting instructions have been properly recorded. If you vote using either of these electronic means, you will save us return mail expense.

•	In Person. You may vote in person at the Annual Meeting by completing a ballot; however, attending the Annual Meeting without completing a ballot will not count as a vote.

Street Name Stockholders: Street name stockholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

•	By Voting Instruction Card. If you hold your shares in street name, your broker, bank, or other nominee will explain how you can access a voting instruction card for you to use in directing the broker, bank, or other nominee how to vote your shares. The availability of telephone or Internet voting depends on the voting process used by the broker or nominee that holds your shares.

•	In Person with a Proxy from the Record Holder. You may vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank, or other nominee. Please consult the instruction card or other information sent to you by your broker, bank, or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

If you are a stockholder of record, your shares will be voted by the management proxy holder in accordance with the instructions on the proxy card you submit. For stockholders who have their shares voted by submitting a proxy, the management proxy holder will vote all shares represented by such valid proxies as our Board recommends, unless a stockholder appropriately specifies otherwise.

Can I revoke my proxy or change my vote?

Yes. If you are a stockholder of record, you can revoke your proxy at any time before it is voted at the Annual Meeting by doing one of the following:

•	submitting written notice of revocation stating that you would like to revoke your proxy to Ring Energy, Inc., Attention: William R. Broaddrick, Chief Financial Officer, 6555 Lewis Ave., Suite 200, Tulsa, OK, 74136, which must be received prior to the Annual Meeting;

•	using the same method (by telephone, Internet or mail) that you first used to vote your shares, in which case the later submitted proxy will be recorded and earlier proxy revoked; or

•	attending the Annual Meeting, notifying the inspector of election that you wish to revoke your proxy, and voting your shares in person at the Annual Meeting. Attendance at the Annual Meeting without submitting a ballot to vote your shares will not revoke or change your vote.

If you are a beneficial or street name stockholder, you should follow the directions provided by your broker, bank, or other nominee to revoke your voting instructions or otherwise change your vote before the applicable deadline. You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank, or other nominee as described in “How do I vote my shares” above.

What are abstentions and broker non-votes?

An Abstention occurs when the beneficial owner of shares, or a broker, bank, or other nominee holding shares for a beneficial owner, is present, in person or by proxy, and entitled to vote at the meeting, but fails to vote or voluntarily withholds its vote for any of the matters upon which the stockholders are voting.

If you are a beneficial owner and hold your shares in “street name,” you will receive instructions from your broker, bank, or other nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the NYSE American LLC (the “NYSE American”). There are non-discretionary matters for which brokers, banks, and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. If a broker, bank, or other nominee does not have discretion to vote on a particular matter and you have not given timely instructions on how the broker, banker, or other nominee should vote your shares, then the broker, bank, or other nominee indicates it does not have authority to vote such shares on its proxy and a “broker non-vote” results. Although any broker non-vote would be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

 If your shares are held in street name and you do not give voting instructions, the record holder will not be permitted to vote your shares with respect to Proposal 1 (Election of Directors), Proposal 2 (Executive Compensation) or Proposal 4 (LTIP Proposal), and your shares will be considered broker non-votes with respect to these proposals. If your shares are held in street name and you do not give voting instructions, the record holder will have discretionary authority to vote your shares with respect to Proposal 3 (Ratification of Eide Bailly).

What vote is required for the proposals to be approved?

•	Proposal 1 (Election of Directors): To be elected, each nominee for election as a director must receive the affirmative vote of a plurality of the votes cast by the holders of our Common Stock, present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. The director nominees who receive the most votes are elected. Votes may be cast in favor of or withheld from the election of each nominee. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

•	Proposal 2 (Executive Compensation): To consider and vote upon, on a non-binding, advisory basis, a resolution to approve the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC. This advisory vote will be approved if it receives the affirmative vote of the holders of a majority of the votes cast by the holders of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Broker non-votes and abstentions will not affect the outcome of this proposal.

•	Proposal 3 (Ratification of Eide Bailly): Ratification of the appointment of Eide Bailly LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, requires the affirmative vote of the holders of a majority of the votes cast by the holders of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Brokers will have discretionary authority to vote on Proposal 3 and, accordingly, there will be no broker non-votes for this proposal.

•	Proposal 4 (LTIP Proposal) The amendment of our long term incentive plan to increase the number of shares authorized for issuance requires the affirmative vote of the holders of a majority of our outstanding shares of Common Stock. Broker non-votes and abstentions will not affect the outcome of this proposal.

How does the Board recommend that I vote?

Our Board recommends a vote:

•	FOR each of the nominees for director;

•	FOR non-binding, advisory approval of named executive officer compensation; and

•	FOR the ratification of the appointment of Eide Bailly LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

•	FOR the approval of an amendment to the Ring Energy, Inc. Long Term Incentive Plan to increase the number of shares authorized for issuance by 2,500,000 shares.

What happens if I provide my signed proxy but do not specify how I want may shares to be voted, or if additional proposals are presented at the Annual Meeting?

If you provide us your signed proxy but do not specify how to vote, we will vote your shares as follows:

Proposal 1. FOR the election of each director nominee;

Proposal 2. FOR the approval, on an advisory basis, of the compensation of our named executive officers;

Proposal 3. FOR the ratification of the appointment of Eide Bailly LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019; and

Proposal 4: FOR the amendment of the Ring Energy, Inc. Long Term Incentive Plan to increase the number of shares authorized for issuance by 2,500,000 shares.

As of the date of this proxy statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the proxy holder will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Who will bear the cost of soliciting votes for the Annual Meeting?

We will bear all expenses of soliciting proxies. We have engaged Broadridge Financial Solutions, Inc. to aid in the distribution of proxy materials and to provide voting and tabulation services for the Annual Meeting. Directors, officers, and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with any solicitation. In addition, we may reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons representing beneficial owners of our Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners.

May I propose actions for consideration at the 2020 annual meeting of stockholders or nominate individuals to serve as directors?

You may submit proposals for consideration at future stockholder meetings, including director nominations. Please read “Stockholder Proposals and Director Nominations for the 2020 Annual Meeting” for information regarding the submission of stockholder proposals and director nominations for consideration at next year’s annual meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect seven directors to serve on our Board until the 2020 Annual Meeting or until their successors are duly elected and qualified. Upon the recommendation of the Nominating and Corporate Governance Committee of the Board, our Board has nominated as directors the following seven individuals, each of whom is presently serving as a director.

DIRECTORS

The following table sets forth the names, titles, and ages as of November 8, 2019, of each of our directors:

Name	Age	Position
Management Directors
Lloyd T. Rochford	73	Chairman of the Board of Directors
Kelly Hoffman	61	Chief Executive Officer, Director
David A. Fowler	61	President, Director
Independent Directors
Stanley M. McCabe	87	Director
Anthony B. Petrelli	67	Director
Clayton E. Woodrum	79	Director
Regina Roesener	59	Director

We did not pay any third-party fees to assist in the process of identifying or evaluating candidates or receive any stockholder nominations for director. Each nominee is currently a director on our Board and, but for Ms. Roesener, was previously elected to our Board by our stockholders. Messrs. Rochford and McCabe joined our Board in June 2012, and Messrs. Hoffman, Fowler, Woodrum, and Petrelli joined the Board in January 2013. In September 2019, our Board increased the size of the Board from six to seven members and appointed Ms. Roesener to fill the newly created vacancy.

Each nominee has consented to being named as a nominee in this proxy statement and has indicated a willingness to serve on our Board if elected. Stockholders may not cumulate their votes in the election of our directors. We have no reason to believe that the nominees will be unable or unwilling to serve if elected; however, if a nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board.

Below are summaries of the background and business experience, attributes, qualifications, and skills of the current directors and director nominees of the Company:

Lloyd T. (“Tim”) Rochford	Chairman of the Board of Directors

Mr. Rochford has been an active individual consultant and entrepreneur in the oil and gas industry since 1973. He has been an operator of wells in the mid-continent of the United States, evaluated leasehold drilling and production projects, and arranged and raised in excess of $500 million in private and public financing for oil and gas projects and development.

Mr. Rochford has successfully formed, developed, and sold/merged four natural resource companies, two of which were listed on the New York Stock Exchange. The most recent, Arena Resources, Inc. (“Arena”), was founded by Mr. Rochford and his associate Stanley McCabe in August 2000. From inception until May 2008, Mr. Rochford served as President, Chief Executive Officer and as a director of Arena. During that time, Arena received numerous accolades from publications such as Business Week (2007 Hot Growth Companies), Entrepreneur (2007 Hot 500), Fortune (2007, 2008, 2009 Fastest Growing Companies), Fortune Small Business (2007, 2008 Fastest Growing Companies) and Forbes (Best Small Companies of 2009). In May 2008, Mr. Rochford resigned from the position of Chief Executive Officer at Arena and accepted the position of Chairman of the Board. In his role as Chairman, Mr. Rochford continued to pursue opportunities that would enhance the then-current, as well as long-term, value of Arena. Through his efforts, Arena entered into a merger agreement and was acquired by another New York Stock Exchange company for $1.6 billion in July 2010. Prior to joining Ring, Mr. Rochford served as an officer and director of Stanford Energy, a private Texas corporation that acquired and developed oil and gas properties primarily located in the mid-continent – Texas, Kansas, Oklahoma and New Mexico. Mr. Rochford joined Ring following our acquisition of Stanford in June 2012.

The particular experience, qualifications, attributes, and skills that led our Board to conclude that Mr. Rochford should serve as director include his 45 years of experience in the oil and gas industry; his service as an executive officer of four natural resources companies; his extensive experience in evaluating and pursuing strategic transactions; his corporate governance, compliance, and risk management experience; and his board experience.

Kelly Hoffman	Chief Executive Officer and Director

Mr. Hoffman has organized the funding, acquisition and development of many oil and gas properties. He began his career in the Permian Basin in 1975 with Amoco Production Company. His responsibilities included oilfield construction, crew management, and drilling and completion operations. In the early 1990s, Mr. Hoffman co-founded AOCO and began acquiring properties in West Texas. In 1996, he arranged financing and purchased 10,000 acres in the Fuhrman Mascho field in Andrews, Texas. In the first six months, he organized a 60 well drilling and completion program resulting in a 600% increase in revenue and approximately 18 months later sold the properties to Lomak (Range Resources). In 1999, Mr. Hoffman arranged financing and acquired 12,000 acres in Lubbock and Crosby counties. After drilling and completing 19 successful wells, unitizing the acreage, and instituting a secondary recovery project, he sold his interest in the property to Arrow Operating Company. From April 2009 until December 2011, Mr. Hoffman served as President of Victory Park Resources, a privately held exploration and production company focused on the acquisition of oil and gas producing properties in Oklahoma, Texas, and New Mexico. Mr. Hoffman has served as Chief Executive Officer of the Company since January 2013. Mr. Hoffman currently serves as a director of Joes Jeans Inc. (NASDAQ: JOEZ), a reporting company.

The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Hoffman should serve as director include over 40 years of experience in the oil and gas industry; his substantial experience in the operation and management of drilling operations in the Permian Basin; his extensive experience acquiring oil and gas properties and the financing of such acquisitions; and his service in executive leadership and strategic planning roles in the oil and gas industry.

David A. Fowler	President and Director

Mr. Fowler has served in several management positions for various companies in the insurance and financial services industries. In 1994, he joined Petroleum Listing Service as Vice President of Operations, overseeing oil and gas property listings, information packages, and marketing oil and gas properties to industry players. In late 1998, Mr. Fowler became the Corporate Development Coordinator for the Independent Producer Finance (“IPF”) group of Range Resources Corporation. Leaving IPF in April 2001, Mr. Fowler co-founded and became President of Simplex Energy Solutions, LLC (“Simplex”). Representing Permian Basin oil and gas independent operators, Simplex became known as the Permian Basin’s premier oil and gas divestiture firm, closing over 150 projects valued at approximately $675 million. Mr. Fowler has served as President of the Company since January 2013.

The particular experience, qualifications, attributes, and skills that led our Board to conclude that Mr. Fowler should serve as director include his significant experience and relationships in the oil and gas industry; his knowledge regarding oil and gas properties and marketing in the Permian Basin; and his strategic planning roles in the oil and gas industry.

Stanley M. McCabe	Director

Mr. McCabe has been active in the oil and gas industry for over 30 years, primarily seeking individual oil and gas acquisition and development opportunities. In 1979, he founded and served as Chairman and Chief Executive Officer of Stanton Energy, Inc., a Tulsa, Oklahoma natural resource company specializing in contract drilling and operation of oil and gas wells. In 1990, Mr. McCabe co-founded Magnum Petroleum, Inc. with Mr. Rochford, serving as an officer and director. In 2000, Mr. McCabe co-founded Arena with Mr. Rochford, and Mr. McCabe served as Chairman of the Board of Arena until 2008 and then as a director of Arena until 2010. Prior to joining Ring, Mr. McCabe served as an officer and director of Stanford Energy, a private Texas corporation that acquired and developed oil and gas properties primarily located in the mid-continent – Texas, Kansas, Oklahoma and New Mexico. Mr. McCabe retired and joined our Board following our acquisition of Stanford in June 2012.

The particular experience, qualifications, attributes, and skills that led our Board to conclude that Mr. McCabe should serve as director include his vast years of experience founding and serving in executive roles for oil and gas exploration and production companies, as well as his experience evaluating oil and gas acquisition and development opportunities.

Anthony B. Petrelli	Director

Mr. Petrelli is the President, Chairman, and Director of Investment Banking Services of NTB Financial Corporation, a Denver, Colorado based financial services firm founded in 1977. Beginning his career in 1972, Mr. Petrelli has extensive experience in the areas of operations, sales, trading, management of sales, underwriting and corporate finance. He has served on numerous regulatory and industry committees including service on the FINRA Corporate Finance Committee, the NASD Small Firm Advisory Board and as Chairman of the FINRA District Business Conduct Committee, District 3. Additionally, Mr. Petrelli has served on the board of directors of Sensus Healthcare, Inc. since July 2016. Mr. Petrelli received his Bachelor of Science in Business (Finance) and his Master of Business Administration (MBA) from the University of Colorado and a Master of Arts in Counseling from Denver Seminary.

The particular experience, qualifications, attributes, and skills that led our Board to conclude that Mr. Petrelli should serve as director include his experience and expertise in financial and business matters with significant involvement in corporate governance and financial matters; his service on the FINRA Corporate Finance Committee, the NASD Small Firm Advisory Board and as Chairman of the FINRA District Business Conduct Committee; and his board experience.

Clayton Woodrum	Director

Mr. Woodrum, CPA, is a founding partner of Woodrum, Tate & Associates, PLLC. His financial background encompasses over 40 years of experience from serving as a Partner in Charge of the Tax Department of a big eight accounting firm to Chief Financial Officer of BancOklahoma Corp. and Bank of Oklahoma. His areas of expertise include business valuation, litigation support (including financial analysis, damage reports, depositions, and testimony), estate planning, financing techniques for businesses, asset protection vehicles, sales and liquidations of businesses, debt restructuring, debt discharge and CFO functions for private and public companies.

The particular experience, qualifications, attributes, and skills that led our Board to conclude that Mr. Woodrum should serve as a director include his significant financial background; his public accounting and tax experience; and his prior performance of CFO functions for both public and private companies.

Regina Roesener	Director

Ms. Roesener currently serves as the Chief Operating Officer, Director of Corporate Finance and a member of the board of directors of NTB Financial Corporation (“NTB”), a member firm of FINRA and also a Registered Investment Advisor with the SEC. During her more than 30-year tenure at NTB, Ms. Roesener has been involved in the capital raising efforts for numerous public and private companies, many of which were in the energy sector, collectively raising more than $300 million. This involves working closely with executive management of the issuing company to develop and deliver their investor presentations and road shows, utilizing long-standing strategic relationships with participating FINRA member firms. In addition, in her position at NTB, Ms. Roesener was responsible for the management of an internal market broker for a large, SEC registered public company, where she facilitated more than $500 million in transactions over 15 years. She has served as a Board Member of the National Investment Bankers Association and as a member of Women in Syndicate Association and has served as a Board Member for the Denver chapter of the March of Dimes. Ms. Roesener received her Bachelor of Science degree in Education from the University of Colorado in 1982.

The particular experience, qualifications, attributes, and skills that led our Board to conclude that Ms. Roesener should serve as director include her experience and knowledge in the areas of corporate finance and capital markets, which the Board believes will provide valuable insight and assistance in the future growth of the Company.

BOARD RECOMMENDATION ON PROPOSAL

The Board unanimously recommends a vote FOR the election of each of the director nominees named above. The management proxy holder will vote all properly submitted proxies FOR election of each director unless properly instructed otherwise.

CORPORATE GOVERNANCE AND OUR BOARD

CORPORATE GOVERNANCE HIGHLIGHTS

Relating to the Board
☑ Annual elections of the entire Board	☑ Dedication to continuing director education
☑ Majority independent directors	☑ Renewed dedication to diversity on the Board, appointed first woman to the Board in 2019
☑ Separate CEO and Chairman	☑ Annual evaluations of the Board, each committee, and each director
☑ Designated Lead Independent Director	☑ Strict insider trading policy that prohibits hedging, pledging, and margin transactions in Company securities
☑ Board committees comprised entirely of independent directors	☑ Maintains corporate governance guidelines
☑ Board oversees environmental, social, and governance practices	☑ Company adopted Annual Say-On-Pay voting
☑ Board oversees succession planning for the CEO and executive officer positions	☑ Company does not have employment agreements with any executive officer
Relating to Stockholder Rights
☑ Equal voting rights among all stockholders	☑ All stockholders entitled to vote on all director nominees
☑ Ability of stockholders to call a special meeting (at a 10% threshold)	☑ No poison pill or similar plan
☑ Ability of stockholders to act by written consent	☑ No supermajority voting requirements

We maintain a corporate governance section on our website that contains copies of the charters for the committees of our Board. The corporate governance section may be found at https://investor.ringenergy.com/corporate-governance. The charters for each of the Board’s committees shall be provided to any person without charge, upon request. Requests may be directed to Ring Energy, Inc., Attention: William R. Broaddrick, 6555 S. Lewis Ave., Suite 200, Tulsa, Oklahoma 74136, or by calling (918) 499-3880.

Also available on our website under the corporate governance section are copies of our Code of Ethics, Environmental and Social Governance Program, and Code of Business Conduct. We have adopted a Code of Ethics that applies to our Chief Executive Officer, President, and Chief Financial Officer, as well as the principal accounting officer or controller, or persons performing similar functions to ensure the highest standard of ethical conduct and fair dealing. We have also adopted an Environmental and Social Governance Program covering a wide range of business practices and procedures that applies to all of our officers, directors, and employees to help promote workplace safety, health of our stakeholders, sound environmental practices, and honest and ethical conduct. The Code of Business Conduct covers standards for professional conduct, including, among others, conflicts of interest, insider trading, protection, proper use of confidential information and Company assets, and compliance with the laws and regulations applicable to the Company’s business. Finally, we have adopted Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities.

The information on, or that can be accessed through our website, is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement.

OUR BOARD

Our Board currently consists of seven members. Our Articles of Incorporation and Bylaws provide for the annual election of directors. At each annual meeting of stockholders, our directors will be elected for a one-year term and serve until their respective successors have been elected and qualified.

Our Board held six meetings during the fiscal year ending on December 31, 2018. During the fiscal year ending on December 31, 2018, no directors attended fewer than 75% of the total number of meetings of our Board and committees on which that director served.

We encourage, but do not require, our directors to attend our annual meetings of stockholders. At our last Annual Meeting of Stockholders, all serving members of our Board attended.

Board Leadership Structure

The Chairman of the Board is selected by the members of the Board. The positions of Chairman of the Board and Chief Executive Officer are separate. The Board has determined that the current structure is appropriate at this time because it enables Mr. Hoffman to focus on his role as Chief Executive Officer of the Company, while enabling Mr. Rochford, the Chairman of our Board, to continue providing leadership on policy at the Board level. Although the roles of Chief Executive Officer and Chairman are currently separated, neither our Bylaws nor our Corporate Governance Guidelines require such separation.

The role of our Chairman is to oversee and ensure Board effectiveness. As Chairman, Mr. Rochford has the following responsibilities:

•	Establishes Board meeting agendas and guides discussion on critical issues;

•	Chairs Board and stockholder meetings;

•	Ensures that the flow of information provided to the Board is timely, complete, and accurate;

•	Communicates with all directors on key issues and concerns outside of the Board meetings; and

•	Assists the Board and executive officers in assuring compliance with and implementation of our governance principles.

To give a significant voice to our independent, non-management directors and to reinforce effective, independent leadership on the Board, and in recognition of his demonstrated leadership skills, the Board has appointed Stanley M. McCabe as Lead Independent Director. As Lead Independent Director, Mr. McCabe serves as liaison between the Chairman and the independent directors; approves meeting agendas for the Board; approves meeting schedules to assure that there is sufficient time for discussion of all agenda items; has the authority to call meetings of the independent directors; and if requested by major stockholders, ensures that he is available for consultation and direct communication.

The Board believes that the right leadership structure of the Board should be determined by the needs and circumstances of the Company and the then current membership of the Board, and that the Board should remain adaptable to shaping the leadership structure as those needs and circumstances change.

CEO as Director

The Board believes that its governance structure is strengthened by having its CEO serve as a director on the Board. The Board believes this provides an efficient and effective leadership model for the Company. Including our CEO on the Board fosters clear accountability, effective decision-making, and alignment on corporate strategy.

Moreover, the Board believes that its governance practices provide adequate safeguards against any potential risks that might be associated with having its CEO on the Board. Specifically:

•	A majority of the directors are independent directors;

•	All of the members of the Audit Committee, Nominating and Governance Committee, and Compensation Committee are independent directors;

•	The Board and its committees regularly conduct scheduled meetings in executive session, outside the presence of Messrs. Hoffman, Fowler and Rochford and other members of management;

•	The independent directors periodically meet with the Company’s Chief Financial Officer, outside the presence of Messrs. Hoffman, Fowler and Rochford and other members of management;

•	The Board and its committees regularly conduct meetings that specifically include Messrs. Hoffman, Fowler and Rochford;

•	The Board and its committees remain in close contact with, and receive reports on various aspects of the Company’s management and enterprise risk directly from, the Company’s senior management and independent registered public accounting firm;

•	The Board and its committees interact with employees of the Company outside the ranks of senior management; and

•	The Board has selected a Lead Independent Director.

Having a CEO who also serves as a director on the Board, experienced directors who evaluate the Board and themselves at least annually, and a Lead Independent Director provides the right leadership structure for the Company and is best for the Company and its stockholders at this time.

Annual Board Evaluation

The Nominating and Corporate Governance Committee is responsible for the Board evaluation process. In each fiscal year, the Nominating and Corporate Governance Committee requests that the chairman of each committee report to the full Board about the committee’s annual evaluation of its performance and evaluation of its charter. In addition, the Nominating and Corporate Governance Committee receives comments from all directors and reports to the full Board with an assessment of the Board’s and management’s performance each fiscal year. In conducting their annual evaluation, our Board utilizes anonymous written questionnaires to solicit feedback on committee and board effectiveness, agenda topics and materials, appropriate delegation of issues to committees, and the appropriateness of board and committee materials. The Nominating and Corporate Governance Committee’s review process also includes an annual director self-evaluation that prompts each director to reflect and comment on his or her own individual performance and contributions to the Board and the Company.

Director Orientation and Continuing Education

Our Board takes measures as it deems appropriate to ensure that its members may act on a fully informed basis. The Nominating and Corporate Governance Committee evaluates general education and orientation programs for our directors. Newly appointed directors are required to become knowledgeable (if not already) about the responsibilities of directors for publicly traded companies. In addition, we provide our directors with information regarding changes in our business and industry as well as the responsibilities of the directors in fulfilling their duties.

BOARD INDEPENDENCE

As required under the listing standards of the NYSE American, a majority of the members of our Board must qualify as independent, as affirmatively determined by our Board. At a meeting in October 2018, our Nominating and Corporate Governance Committee evaluated all relevant transactions and relationships between each director then on the Board, and any of his or her family members, and the Company, senior management, and independent registered accounting firm. Based on this evaluation and the recommendation of our Nominating and Corporate Governance Committee, our Board determined that Clayton E. Woodrum, Anthony B. Petrelli, Lloyd T. Rochford, and Stanley M. McCabe were independent directors, as that term is defined in the listing standards of the NYSE American.

In September 2019, the Company informed the Board and the Nominating and Corporate Governance Committee of its plan to make Mr. Rochford an employee of the Company given the Company’s demands for senior leadership on its management team. At a meeting in September 2019, our Nominating and Corporate Governance Committee evaluated this and other relevant information regarding relationships and transactions between each director then on the Board and any of his or her family members and the Company, senior management, and its independent registered accounting firm. The Nominating and Corporate Governance Committee also evaluated Ms. Roesener as a candidate to join the Board and her qualification as an independent director under the standards set forth in the NYSE American Company Guide. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board approved the expansion of the Board from six members to seven and appointed Ms. Roesener as a director. The Board also determined that Messrs. Woodrum, Petrelli, McCabe and Ms. Roesener were independent directors, as that term is defined under the listing standards of the NYSE American.

Family Relationships and Involvement in Legal Proceedings

All directors and nominees for director of the Company are United States citizens. There are no family relationships between any of our directors or nominees for director and executive officers. In addition, there are no other arrangements or understandings between any of our directors or nominees for director and any other person pursuant to which any person was selected as a director or nominee for director.

During the past ten years, there have been no events under any bankruptcy act, no criminal proceedings, and no judgments, injunctions, orders, or decrees material to the evaluation of the ability and integrity of any of our directors or nominees for director, and none of our directors or nominees for director have been involved in any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity, any judicial or administrative proceedings based on violations of federal or state securities, commodities, banking, or insurance laws or regulations, and any disciplinary sanctions or orders imposed by a stock, commodities, or derivatives exchange or other self-regulatory organization.

BOARD RISK ASSESSMENT AND CONTROL

The Board considers risk oversight and management to be an integral part of its role. Our risk management program is overseen by our Board and its committees, with support from our management. Our Board utilizes an enterprise-wide approach to oil and gas industry risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk management is a thorough understanding of the risks the Company faces, understanding of the level of risk appropriate for our Company, and the steps needed to manage those risks effectively. The involvement of all members of the Board in setting our business strategy is a key part of their overall responsibilities and, together with management, determines what constitutes an appropriate level of risk for our Company. Our Board believes that its practice of including all members of our management team in our risk assessments allows the Board to more directly and effectively evaluate management capabilities and performance, more effectively and efficiently communicate its concerns and wishes to the entire management team and provides all members of management with a direct communication avenue to the Board.

While our Board has the ultimate oversight responsibility for the risk management process, the committees of our Board also have responsibility for specific risk management activities. In particular, the Audit Committee focuses on financial risk management, including internal controls, and oversees compliance with regulatory requirements. In setting compensation, the Compensation Committee approves compensation programs for the officers and other key employees to encourage an appropriate level of risk-taking behavior consistent with our business strategy and performance.

More information about the Company’s corporate governance practices and procedures is available on the Company’s website at www.ringenergy.com.

Insider Trading Policy

Our Board has adopted a comprehensive Insider Trading Policy for employees and directors to promote compliance with federal and state securities laws. The policy prohibits certain persons who are aware of material non-public information about the Company from: (i) trading in securities of the Company; or (ii) providing material non-public information to other persons who may trade on the basis of that information. When material non-public information about us may exist and may have an influence on the marketplace, a trading blackout period is placed in effect by management. In addition, our Insider Trading Policy also applies to family members, other members of a person’s household, and entities controlled by a person covered by this Insider Trading Policy. Officers, directors, and designated employees, as well as the family members and controlled entities of such persons, may not engage in any transaction in Company securities without first obtaining pre-clearance of the transaction.

Under the Insider Trading Policy, directors, executive officers and other employees are prohibited from entering into any hedging or monetization transactions relating to our securities or otherwise trading in any instrument relating to the future securities’ price. Our Insider Trading Policy also prevents directors and executive officers from pledging our securities as collateral for loans or holding our securities in a margin account.

BOARD COMMITTEES

Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and an Executive Committee, the composition and responsibilities of which are briefly described below. Our Board may establish other committees from time to time to facilitate our management.

Our Board has determined that the Compensation Committee, Audit Committee, and Nominating and Corporate Governance Committee are comprised entirely of independent directors as required under the listing standards of the NYSE American and applicable rules and requirements of the SEC. The Board may delegate certain duties and responsibilities to the committees it establishes.

Audit Committee

Pursuant to its charter, the Audit Committee’s principal functions are as follows:

•	Oversee the quality, integrity and reliability of our financial statements and other financial information we provide to any governmental body or the public;

•	Select, hiring, and overseeing our independent registered public accounting firm and to approve the compensation paid to our independent registered public accounting firm;

•	Oversee our independent auditor’s qualifications and independence, and the performance;

•	Oversee and our compliance with legal and regulatory requirements;

•	Oversee our internal audit function, including oversight of our internal controls regarding finance, accounting, legal compliance and ethics;

•	Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

•	Assess matters related to risk, risk controls and compliance;

•	Produce the Audit Committee Report for inclusion in our annual proxy statement; and

•	Perform such other functions our Board may assign to the Audit Committee from time to time.

During the 2018 fiscal year, the Audit Committee was comprised of Messrs. Woodrum, Petrelli, and McCabe, with Mr. Woodrum acting as the chairman. Our Board determined that Mr. Woodrum qualified as an “audit committee financial expert” as defined in Item 407 of Regulation S-K promulgated by the SEC. Each of Messrs. Woodrum, Petrelli, and McCabe further qualified as “independent directors” in accordance with the applicable regulations of the NYSE American definition of independent director set forth in the Company Guide, Part 8, Sections 803(A) and meet the more stringent requirements for members of a listed company’s audit committee set forth in Section 803B(2) to the Company Guide. The Audit Committee met four times during the fiscal year ending December 31, 2018. At each meeting, the Audit Committee was given the opportunity to meet in executive session separately with Mr. Broaddrick, our Chief Financial Officer, and our independent registered public accounting firm.

In September 2019, the Board appointed Ms. Roesener to the Audit Committee, replacing Mr. McCabe. Our Board has determined that Ms. Roesener and each of Messrs. Woodrum and Petrelli continue to qualify as “independent directors” in accordance with the applicable regulations of the NYSE American definition of independent director set forth in the Company Guide, Part 8, Sections 803(A) and meet the more stringent requirements for members of a listed company’s audit committee set forth in Section 803B(2) to the Company Guide. Our Board has further determined that Mr. Woodrum continues to be qualified as an “audit committee financial expert” as defined in Item 407 of Regulation S-K promulgated by the SEC.

Compensation Committee

Pursuant to its charter, the Compensation Committee’s principal functions are as follows:

•	Make recommendations regarding the compensation of the Company’s officers;

•	Review our compensation practices and policies to ensure that they provide appropriate motivation for corporate performance and increased stockholder value;

•	Oversee the administration of the Company’s stock and incentive compensation programs, and determine the employees who receive awards and the size of those awards under our long-term incentive compensation plan;

•	Make recommendations to the Board regarding the adoption, amendment, or termination of equity compensation programs;

•	Approve the adoption, amendment, and termination of incentive compensation and deferred compensation programs for our employees;

•	Oversee the administration of our compensation plans and programs for employees and non-employees and directors;

•	Review and make recommendations to the Board concerning the design of the Company’s benefit programs;

•	Periodically review human resource issues relating to the Company’s policies and practices with respect to workforce diversity and equal employment opportunities;

•	Annually review a risk assessment of the Company’s compensation policies and practices; and

•	Perform such other functions as the Board may assign to the Compensation Committee from time to time.

In accordance with the rules of the NYSE American, the compensation of our Chief Executive Officer is recommended by the Compensation Committee to the Board (in a proceeding in which the Chief Executive Officer does not participate). Compensation for all other officers is recommended by the Chief Executive Officer for determination by the Compensation Committee.

The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine.

The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director, Chief Executive Officer, or executive officer compensation, including employment contracts and change in control provisions. The Compensation Committee has the sole authority to approve any consultant’s fees and other retention terms and has authority to cause the Company to pay the fees and expenses of such consultants. The Compensation Committee did not retain or utilize any compensation consultants for the fiscal year ending December 31, 2018.

During the 2018 fiscal year, the Compensation Committee was comprised of Messrs. Rochford and McCabe, with Mr. Rochford acting as the chairman. Each member of the Compensation Committee during the fiscal year ending December 31, 2018 was “independent directors” as defined in the applicable rules of the NYSE American and the SEC. The Compensation Committee held one meeting during the fiscal year ending December 31, 2018.

In September 2019, the Board appointed Mr. Woodrum to the Compensation Committee, replacing Mr. Rochford, and appointed Mr. McCabe as the chairman of the committee. The Board has determined that each of Messrs. McCabe and Woodrum are “independent directors” as such term is defined in the applicable rules of the NYSE American and the SEC.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s principal functions are as follows:

•	Identify and recommend qualified candidates to the Board for nomination as members of the Board and its committees;

•	In the event there is a vacancy on the Board, identify individuals that the committee believes are qualified to become directors in accordance with the Board membership criteria set forth in the committee’s charter;

•	Evaluate stockholder nominees for director submitted in accordance with the Company’s bylaws;

•	Periodically review with the Board the appropriate size of the Board and the requisite skills and characteristics of its members;

•	Review the Board’s committee structure and recommend to the Board the appointment of committee members and chairs;

•	Develop and recommend to the Board corporate governance principles and policies applicable to the Company;

•	Develop and recommend to the Board standards to be applied in making determinations on the types of relationships that constitute material relationships between the Company and a director for purposes of determining director independence;

•	Review and recommend to the Board proposed changes to the Company’s charter and bylaws;

•	Review stockholder proposals relating to corporate governance and other matters and recommending to the Board the Company’s response to such proposals; and

•	Perform such other functions as the Board may assign to the Nominating and Corporate Governance Committee from time to time.

During the 2018 fiscal year, the Nominating and Corporate Governance Committee was comprised of Messrs. Rochford and McCabe, with Mr. Rochford acting as the chairman. Each member of the Nominating and Corporate Governance Committee during the fiscal year ending December 31, 2018, was an “independent director” as defined in the applicable rules of the NYSE American and the SEC. The Nominating and Corporate Governance Committee met one time during the fiscal year ending December 31, 2018.

In September 2019, the Board appointed Mr. Petrelli to the Nominating and Corporate Governance Committee, replacing Mr. Rochford and joining Mr. McCabe on the committee, and appointed Mr. Petrelli as the chairman of the committee. The Board has determined that each of Messrs. McCabe and Petrelli is an “independent director” as defined in the applicable rules of the NYSE American and the SEC.

Director Nominations and Qualifications

Under its charter, the Nominating and Corporate Governance Committee identifies qualified candidates to serve as Board members as necessary to fill vacancies or the additional needs of the Board, and reviews and evaluates candidates recommended by our stockholders. The Nominating and Corporate Governance Committee considers qualified candidates from several sources, including stockholder nominations. The Nominating and Corporate Governance Committee may, but has not, retained an outside consultant to evaluate or assist in identifying or evaluating potential director candidates.

Any stockholders who would like to propose a nominee to the Board should submit such proposed nominee for consideration by the Nominating and Corporate Governance Committee, including the proposed nominee’s qualifications, to Ring Energy, Inc., Attention: Mr. William R. Broaddrick, 6555 Lewis Ave., Suite 200, Tulsa, OK, 74136. Stockholders who meet certain requirements specified in our bylaws may also nominate candidates for inclusion in our proxy materials for an annual meeting as described in “Stockholder Proposals and Director Nominations for the 2020 Annual Meeting.” There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or the incumbent directors.

Whether nominated by a stockholder or through the activities of the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee seeks to select candidates who have distinguished records of leadership and success in their area of activity and who will make substantial contributions to our Board operations and effectively represent the interests of our stockholders.

The Nominating and Corporate Governance Committee’s assessment of candidates includes, but is not limited to, consideration of: (i) roles and contributions valuable to the business community; (ii) personal qualities of leadership, character, judgment, and whether the candidate possesses and maintains a reputation in the community at large of integrity, trust, respect, competence, and adherence to the highest ethical standards; (iii) relevant knowledge and diversity of background and experience in such things as the Company’s industry, and in general, business, technology, finance and accounting, marketing, international business, government, and the like; or (iv) whether the candidate is free of conflicts and has the time required for preparation, participation, and attendance at all meetings. A director’s qualifications in light of these criteria are considered at least each time the director is re-nominated for Board membership. The Committee also evaluates whether the candidate’s skills are complementary to the existing Board members’ skills, the Board’s needs for particular expertise in fields such as business, technology, financial, marketing, governmental, or other areas of expertise, and assess the candidate’s impact on Board dynamics and effectiveness. The Committee selects candidates that best suit the Board’s current needs and recommends one or more of such individuals to the Board. Our membership criteria and a rigorous selection process help ensure that candidates recommended to the Board will effectively represent the best interests of our stockholders.

Board of Directors Diversity

The Board encourages a diversity of backgrounds among its members; however, it does not have a formal diversity policy with regard to the consideration of diversity in identifying director nominees. The Board considers candidates with significant direct or indirect energy industry experience that will provide the Board as a whole with the talents, skills, diversity, and expertise to serve the long-term interests of the Company and our stockholders. With the appointment of Ms. Roesener in September 2019, the Board welcomed its first woman member.

Executive Committee

The Executive Committee’s principal function is to exercise the powers and duties of the Board between Board meetings and while the Board is not in session, and implement the policy decisions of the Board. The Executive Committee is comprised of Messrs. Rochford and McCabe, with Mr. Rochford serving as chair, and met five times during the fiscal year ending December 31, 2018.

COMMUNICATIONS WITH OUR BOARD

Stockholders desiring to communicate with our Board, or any director in particular, may do so by mail addressed as follows: Attn: Board of Directors, Ring Energy, Inc., 901 West Wall St., 3rd Floor, Midland, TX 79701. Our Chief Executive Officer, Chief Financial Officer, or Corporate Secretary review each communication received from our stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the Board (or individual director) if the communication complies with the requirements of any applicable policy adopted by us relating to the subject matter or the communication falls within the scope of matters generally considered by our Board.

ENVIRONMENTAL AND SOCIAL GOVERNANCE

We endeavor to conduct our business operations in a manner that creates value and drives sustainable growth responsibly for our investors, our employees and the communities in which we operate. Consistent with this goal, the Board oversees the Company’s Environmental and Social Governance Program with a focus on long-term, sustainable investments in our operations, team member development, and protection of the environment to serve the best interests of all of our stakeholders. Our Environmental and Social Governance Program is comprised of the following aspects:

•	A Health and Safety Policy that outlines the principles underlying the Company’s approach to maintaining a healthy working environment and protecting our stakeholders from unsafe working conditions;

•	An Environmental and Sustainability Policy that describes the Company’s policies with respect to conducting its business in a manner that promotes the preservation of the natural environment and sets forth our clean water, air, and land plans; and

•	Our Vendor Code of Conduct, which describes our approach to partnering with vendors and suppliers that we believe possess high standards of environmental and social governance.

The Board meets at least annually to addresses the Company’s efforts to improve outcomes regarding workplace safety, environmental impact, team member diversity and workforce development. We believe that our Board’s commitment to effective corporate governance practices strengthens our Board and management accountability, promotes the long-term interests of our stockholders, and helps build public trust and confidence in our Company.

EXECUTIVE OFFICERS

The following table sets forth the names, ages, and positions of our current executive officers, followed by brief descriptions of the background of each executive officer:

Name	Age	Positions Held
Kelly Hoffman	61	Chief Executive Officer
David A. Fowler	61	President
Daniel D. Wilson	58	Executive Vice President
William R. Broaddrick	42	Chief Financial Officer

Kelly Hoffman	Chief Executive Officer

Please see “Proposal 1 - Election of directors” above for the biography of Mr. Hoffman.

David Fowler	President

Please see “Proposal 1 - Election of directors” above for the biography of Mr. Fowler.

Daniel D. Wilson	Executive Vice President

Mr. Wilson, 58, has over 30 years of experience in operating, evaluating, and exploiting oil and gas properties. He has experience in production, drilling and reservoir engineering. From September 1983 to December 2012, Mr. Wilson served as the Vice President and Manager of Operations for Breck Operating Corporation (“Breck”). He had the responsibility of overseeing the building, operating and divestiture of two companies during this time. At Breck’s peak, Mr. Wilson was responsible for over 750 wells in seven states and had an operating staff of 27 members, including engineers, foremen, pumpers, and clerks. Mr. Wilson personally performed or oversaw all of the economic evaluations for both acquisition and banking purposes. Mr. Wilson has served as Executive Vice President of the Company since January 2013.

William R. Broaddrick	Chief Financial Officer

Mr. Broaddrick, 42, was employed from 1997 to 2000 with Amoco Production Company, performing lease revenue accounting and state production tax regulatory reporting functions. In 1999, Mr. Broaddrick received a bachelor’s degree in Accounting from Langston University through Oklahoma State University – Tulsa. Mr. Broaddrick is a Certified Public Accountant. During 2000, Mr. Broaddrick was employed by Duke Energy Field Services, LLC, performing state production tax functions. From 2001 until 2010, Mr. Broaddrick was employed by Arena, as Vice President and Chief Financial Officer. During 2011, Mr. Broaddrick joined Stanford Energy, Inc. as Chief Financial Officer. Following the merger transaction between Stanford Energy and Ring, Mr. Broaddrick became Chief Financial Officer of the Company as of July 2012.

COMPENSATION DISCUSSION & ANALYSIS

Our Compensation Committee, appointed by our Board, assists the Board in performing its responsibilities relating to the compensation of our Chief Executive Officer and other executive officers. The Compensation Committee is responsible for our incentive compensation programs, which include programs for our executive management team, including the Named Executive Officers listed below. (See “Setting Executive Compensation and Evaluating Named Executive Officer Performance” below).

This Compensation Discussion and Analysis provides an overview of our compensation policies and programs and explains our compensation objectives, policies and practices with respect to individuals deemed to be our “Named Executive Officers” under SEC rules, each of whom is identified in the table below. This includes all individuals who served as the Company’s principal executive and principal financial officers during 2018, the three other most highly compensated executive officers serving at the end of the fiscal year (of which there were two):

Name	Principal Position
Kelly Hoffman	Chief Executive Officer, effective January 1, 2013
David A. Fowler	President, effective January 1, 2013
Daniel D. Wilson	Executive Vice President, effective January 1, 2013
William R. Broaddrick	Chief Financial Officer, effective July 1, 2012

This section also provides an explanation of our Compensation Committee’s rationale for structuring our executive compensation program, which is designed to align the interests of Named Executive Officers with our stockholders, as well as to provide our Named Executive Officers with incentives to achieve the Company’s goals and objectives that will ultimately enhance value to our stockholders. Finally, this section identifies the elements of compensation for our Named Executive Officers for the fiscal year ending December 31, 2018.

This section omits tables and columns if there has been no compensation awarded to, earned by, or paid to any of the Named Executive Officers or directors required to be reported in such table or column in any fiscal year covered by such table.

2018 PERFORMANCE HIGHLIGHTS

•	Significant Production Sales Growth – We increased our sales as a result of production approximately 55% for the year ended December 31, 2018. Sales as a result of production for the year were 2,232,658 BOE, as compared to sales of 1,438,647 BOE for the year ended December 31, 2017.

•	Reserve and Acreage Growth – Through December 31, 2018, we increased our proved reserves by 15% to approximately 36.6 million BOE, all of which relate to the Permian Basin in Texas. As of December 31, 2018, our estimated proved reserves had a pre-tax “PV10” (present value of future net revenues before income taxes discounted at 10%) of approximately $541.6 million and a Standardized Measure of Discounted Future Net Cash Flows of approximately $455.9 million. Additionally, in December 2018, we acquired oil and natural gas properties and interests, including 4,763 net acres in Andrews County, Texas, from Tessara Petroleum Resources, LLC, resulting in an expansion of our acreage position in the Permian Basin.

•	Continued Successful Development – We improved our operational efficiency through employing technological advancements, which have provided a significant benefit in our continuous drilling program in the volatile commodity price environment. As of result of our improved operational efficiency, in 2018, we drilled 57 horizontal development wells. As of December 31, 2018, we had drilled 300 wells on our Central Basin Platform acreage, comprised of 193 vertical wells and 107 horizontal wells, and 10 wells on our Delaware Basin acreage.

•

Maintained Financial Flexibility and Increased Capital – In 2018, we maintained a credit facility with a $175 million borrowing base with $39.5 million outstanding under the credit facility as of December 31, 2018. Additionally, in 2018, we raised $81.8 million in a successful underwritten public offering of our Common Stock. Our credit facility and capital raise provide us with additional operating flexibility.

2019 UPDATES

•	Significant Reserve and Acreage Growth Through Wishbone Acquisition – In April 2019, we acquired approximately 49,754 gross (38,230 net) acres of mostly contiguous leasehold on the Northwest Shelf in Gaines, Yoakum, Runnels and Coke Counties, Texas and Lea County, New Mexico from Wishbone Energy Partners, LLC and certain affiliated entities, significantly increasing our acreage position in the Permian Basin, which included a base of 127 gross wells which were producing an average daily net production of approximately 5,400 BOE. We also acquired Wishbone’s infrastructure, including 1,385 acres of owned surface rights, 21 saltwater disposal wells, 15 water source wells, five frac ponds, and three caliche pits for road material and new locations.

•	Significant Production Sales Growth – Our increased production sales through the third quarter reflects only a portion of our operating capacity including the newly acquired Northwest Shelf assets. For the nine months ended September 30, 2019, oil sales volume increased to 2,896,683 BOE, compared to 1,639,211 BOE for the same period in 2018, a 76.6% increase. On a BOE basis for the nine month period ended September 30, 2019, the average price received was $48.93.

•	Continued Successful and Efficient Development – During the nine months ended September 30, 2019, we drilled twenty five new horizontal San Andres wells, including thirteen horizontal wells on our Central Basin Platform, or CBP, asset and twelve on our newly acquired Northwest Shelf, or NWS, asset and drilled one new horizontal Brushy Canyon well on our Delaware Basin asset. We utilized only one rig to drill wells in the first quarter of 2019, only two for development during the second quarter of 2019 and only one for development in the third quarter of 2019. We expect to continue utilizing only one-rig drilling for the remainder of the 2019 fiscal year and the 2020 fiscal year. Our CBP and NWS horizontal San Andres well costs are estimated at $1.9 million and $2.4 million, respectively. We believe our strategic acreage position and efficient development allows us to achieve break even points at levels that provide downside protection.

•	Growth in Book Value – For the nine months ended September 30, 2019, we grew our book value, which is our total asset value minus our total liabilities, by $64.1 million, or $0.45 per share, to $526.7million, or $7.77 per share. Growth in our book value is attributable to our acquisition of the NWS asset and continued development of our CBP and NWS assets.

2018 EXECUTIVE COMPENSATION PHILOSOPHY

Our executive compensation program is designed to:

•	Reward the management team for delivering results against its strategic objectives, thereby creating value for the Company’s stockholders;

•	Attract, motivate, and retain high-quality executives who contribute to the long-term success of the Company and the enhancement of value to our stockholders;

•	Hold named executive officers accountable and appropriately award them for their contributions to the achievement of our short and long term goals; and

•	Align the compensation of our named executive officers with the long-term interests of our stockholders by weighting the programs heavily towards equity compensation with long-term vesting horizons.

Our compensation program is performance-based with a key focus of aligning the interests of our executives with those of our stockholders. The business objectives against which we measure our performance include financial performance, operational efficiency and performance, and safety performance. This proxy statement includes a discussion of our compensation objectives and practices, including the performance goals and objectives considered in determining executive compensation and an evaluation of our executives based upon such performance goals and objectives.

COMPENSATION POLICY HIGHLIGHTS

☑ Emphasize alignment of interest with stockholders through greater percentage of equity compensation out of total compensation	☑ Policy adopted requiring “second trigger” on accelerated vesting of equity awards in the event of a change in control established in each award agreement
☑ Long-term vesting and transfer restriction provisions on all equity awards	☑ Established clawback policy on equity awards
☑ Policy adopted prohibiting cash buyouts of underwater options	☑ Equity compensation plan does not contain an evergreen provision
☑ Equity compensation plan prohibits option repricing without stockholder approval	☑ Officers and directors prohibited from entering into hedging transactions in our securities

OBJECTIVES AND PHILOSOPHY OF OUR EXECUTIVE COMPENSATION PROGRAM

The Company strives to attract, motivate, and retain high-quality executives who are willing to accept lower base compensation in cash and be rewarded with equity awards based on performance and the achievement of the goals and objectives of the Company, thereby allowing the Company to better align the interests of its executives with its stockholders. The Company competes for executive talent from a broad range of public companies and private companies primarily using grants under its LTIP, as its cash compensation is relatively low compared to its peers.

GENERAL

Our executive compensation programs are intended to achieve two objectives. The primary objective is to enhance stockholder value. The second objective is to attract, motivate, reward, and retain employees, including executive personnel, who contribute to the long-term success of the Company and the enhancement of stockholder value. As described in more detail below, our current executive compensation program for Named Executive Officers includes three major elements: (1) a base salary, (2) discretionary annual bonuses, and (3) discretionary equity awards.

The Company believes that each element of its executive compensation program helps to achieve one or both of the Company’s compensation objectives outlined above. Our executives’ compensation is based on individual and Company performance and designed to attract, retain, and motivate highly qualified executives while creating a strong connection between financial and operational performance and stockholder value, which is exemplified in the mix of the compensation that we provide to our Named Executive Officers.

In furtherance of our objective to align executive compensation with stockholder value, a significant portion of our Named Executive Officers’ compensation in 2018 was in the form of equity awards. We believe that this structure maximizes the alignment of interests of officers, directors, and employees with those of stockholders through an increased equity stake in the Company and directly correlating the value of compensation with the Company’s long term stock performance. We believe that our executive compensation program provides our officers, directors, and employees with a strong incentive to generate gains in market value for our stockholders by placing a significant portion of their compensation at risk of diminished value in the event of poor stock performance.

Our executive compensation program is designed to do the following:

•	Align the compensation of our Named Executive Officers and other managers with our stockholders’ interests and motivate our executive officers to meet the Company’s objectives;

•	Pay for performance, taking into consideration both the performance of the Company and the individual in determining executive compensation;

•	Promote Named Executive Officer accountability by compensating Named Executive Officers for their contributions to the achievement of the Company’s objectives (while discouraging excessive risk-taking not in the interest of long-term value for our stockholders); and

•	Attract and retain highly qualified executives with significant industry knowledge and experience by providing them with a fair compensation program that provides financial stability and incentivizes growth in stockholder value.

Our Compensation Committee and Board believe that our executive compensation program provides our executive officers with incentives to meet the Company’s goals and objectives, while discouraging excessive risk taking. We believe our executive compensation program is consistently aligned with creating value to our stockholders.

The table below lists each material element of our executive compensation program and the compensation objective or objectives that it is designed to achieve.

COMPENSATION ELEMENT	COMPENSATION OBJECTIVES
Base Salary

Attract and retain qualified executives with significant industry knowledge, experience, and expertise.

Provide stability in compensation through a fixed compensation element that considers the Named Executive Officer’s skills, experience, expertise, and tenure with the Company.

Bonus Compensation	Motivate and reward executives’ performance. Reward achievement of the Company’s goals and objectives. Enhance profitability of the Company and stockholder value.
Equity-Based Compensation

Enhance profitability of the Company and stockholder value by aligning long-term incentives with stockholders’ long-term interests.

Incentivize achievement of both strategic goals and objectives by providing Named Executive Officers with rewards for their contributions to achieving such goals and objectives.

Promote Named Executive Officer accountability by compensating Named Executive Officers for their contributions to the achievement of the Company’s objectives (while discouraging excessive risk-taking).

Promote pay-for-performance and allow our Named Executive Officers to acquire meaningful interests in the Company.

Encourage long-term value creation for stockholders and retention of talented executive officers.

As illustrated by the table above, base salary is primarily intended to attract and retain qualified executives who have significant industry knowledge, experience, and expertise. This is the element of the Company’s current executive compensation program where the value of the benefit in any given year is not wholly dependent on performance. Base salaries are intended to attract and retain qualified executives as well as to provide stability in the Named Executive Officer’s compensation and discourage excessive risk-taking. Base salaries are reviewed annually and take into account a number of factors, including: experience and retention considerations; past performance; improvement in historical performance; anticipated future potential performance; and other issues specific to the individual executive.

There are specific elements of the current executive compensation program that are designed to reward performance and enhance profitability and stockholder value, and, therefore, the value of these benefits is based on performance. The Company’s discretionary annual bonus plan is primarily intended to motivate and reward Named Executive Officers’ performance to achieve specific strategies and operating objectives, as well as improved financial performance. The Company also awards stock options and restricted stock grants to promote long-term value creation for stockholders and to retain talented executives for an extended period.

Peer Review, Benchmarking and Compensation Consultant

The Compensation Committee reviews, evaluates, and benchmarks the compensation practices of “compensation peer” companies, which include Callon Petroleum Company, Lilis Energy, Inc., Approach Resources, Inc., Resolute Energy Corporation and Earthstone Energy, Inc., all of which are in the oil and natural gas exploration and production industry. The Compensation Committee also reviews and considers oil and gas industry compensation surveys and related materials. This information is used only as a reference and not to establish compensation benchmarks, as Ring does not benchmark executive compensation to a specific percentile within the compensation peer group.

The Compensation Committee believes that bonuses and equity compensation should fluctuate with the Company’s success in achieving financial, operating, and strategic goals. The Committee’s philosophy is that the Company should continue to use long-term compensation such as stock options and restricted stock awards to align stockholders’ and executives’ interests and should allocate a much greater portion of an executive’s compensation package to long-term compensation. Based on this belief, the Compensation Committee reviews the performance of the Company’s executive officers throughout the year to evaluate the performance of each executive officer relative to the performance of the Company and the progress in meeting the Company’s goals and objectives.

The Company has not deemed it necessary to hire an outside consultant to assist the Compensation Committee, as compensation paid by its peers is generally available.

Setting Executive Compensation and Evaluating Named Executive Officer Performance

Our executive compensation programs are determined and approved by our Compensation Committee based on a comprehensive evaluation of the Company’s and individual executive officer’s performance, as well as consideration of industry compensation data reviewed by the Compensation Committee. The Compensation Committee takes into consideration the recommendations by our Chairman of the Board and our Chief Executive Officer (as to the compensation of executive officers other than the Chief Executive Officer). None of the Named Executive Officers are members of the Compensation Committee. The Compensation Committee has the direct responsibility and authority to review and approve the Company’s goals and objectives relative to the compensation of the Named Executive Officers, and to determine and approve (either as a committee or with the other members of the Company’s Board who qualify as “independent directors” under applicable guidelines adopted by the NYSE American) the compensation of our Named Executive Officers.

For purposes of evaluating performance, our Compensation Committee, in consultation with our management and the Board, sets performance goals and objectives for the Company, regularly assesses progress towards meeting such goals and objectives throughout the year, and determines the appropriate compensation for each of our Named Executive Officers. The Compensation Committee evaluates various factors in determining the appropriate compensation for each of our Named Executive Officers.

PERFORMANCE OBJECTIVES AND GOALS

Our Compensation Committee considered the following 2018 goals and objectives, among other factors such as industry compensation data and the commodity pricing environment, in determining the compensation of our Named Executive Officers:

Objectives	Evaluation/Analysis for 2018
Increase Production

Production increased 55%, from 1,438,647 BOE in 2017 to 2,232,658 BOE for 2018.

Increased acreage positions to 127,422 gross (96,026 net) acres with 107,203 gross (76,028 net) acres in Andrews and Gaines counties and 20,219 gross (19,998 net) acres in Reeves and Culberson counties. As of December 31, 2018, Ring has 62 identified proven vertical drilling locations and 19 identified proven horizontal locations in Andrews and Gaines Counties and 39 identified proven vertical drilling locations and 2 identified proven horizontal locations in Culberson and Reeves Counties in its proved undeveloped reserves.

Increase Proved Reserves

Increased our proved reserves 15% to 36.6 million BOE from 31.9 million BOE at year end 2017, and 21.5% when adjusted for 2018 oil and gas sales.

Of our proved reserves, 76% consisted of oil and 24% consisted of natural gas.

As of December 31, 2018, our estimated proved reserves had a pre-tax “PV10” (present value of future net revenues before income taxes discounted at 10%) of approximately $541.6 million and a Standardized Measure of Discounted Future Net Cash Flows of approximately $455.9 million. The difference between these two amounts is the effect of income taxes. We present the pre-tax PV10 value, which is a non-GAAP financial measure, because it is a widely used industry standard.

Continued successful development plan

Increased drilling, including drilling 57 horizontal development wells in the year ended December 31, 2018. We executed our development plan efficiently, operating only one rig in its drilling activities. As of December 31, 2018, we have drilled 310 gross operated wells across our leasehold position with a 99.7% success rate.

Grew our book value to $462.6 million, or $7.32 per share from $356.6 million, or $6.58 per share, reflecting a 23% increase over the prior year.

Maintain Financial Flexibility and Increase Capital

Maintained a credit facility with a $175 million borrowing base with $39.5 million outstanding under the credit facility as of December 31, 2018.

Raised $81.8 million in successful underwritten public offerings of Common Stock.

Continue focus on safety	Continued to maintain safe operations.

The Compensation Committee reviewed the performance of our Named Executive Officers in conjunction with the Company’s performance objectives and goals for 2018. The Compensation Committee also took into consideration other circumstances in determining executive compensation including, without limitation, changes in commodity prices, market conditions, supply and demand, weather conditions, governmental regulation, and other factors. The Compensation Committee determined that, despite volatile commodity prices, the Company exceeded the objectives and goals for 2018 and tied the compensation (as discussed below) to the Company’s performance.

ROLE OF STOCKHOLDER SAY-ON-PAY ADVISORY VOTE

In determining 2018 executive compensation, the Compensation Committee considered the approval received from the stockholders of the say-on-pay vote at the last annual meeting. Based on the results of the say-on-pay vote, the Company has continued to focus on ensuring our executive compensation program is designed primarily to align the interests of our executives with stockholders and incentivize our management to achieve the Company’s objectives and goals. The Company is developing a plan to communicate regularly with its stockholders to gather feedback on the Company’s performance and executive compensation program.

Our Board and Compensation Committee utilizes the “say-on-pay” vote as an additional guide to ensure our executive compensation programs are aligned with the interests of our stockholders. Our Compensation Committee will continue to evaluate the Company’s compensation program to ensure competitiveness, the alignment of the Company’s executive compensation with stockholders’ interests and to meet other compensation objectives.

EXECUTIVE COMPENSATION PROGRAM ELEMENTS FOR 2018

Our Compensation Committee believes that our executive compensation program has played a significant role in our ability to enhance our stockholders with value based upon our continued growth in production and reserves, in addition to our continued commitment to meeting our objectives and goals.

In 2018, we continued to grow our production and reserves by focusing on operational efficiency. We successfully raised additional capital through underwritten public offerings and continued to focus on safety in our operations.

•	Significant Production Growth – We created significant production growth in 2018. Our production increased approximately 55%, to 2,232,658 BOE in 2018, as compared to production of 1,438,647 BOE for 2017.

•	Reserve Growth – Through December 31, 2018, we increased our proved reserves to approximately 36.6 million BOE. As of December 31, 2018, our estimated proved reserves had a pre-tax “PV10” (present value of future net revenues before income taxes discounted at 10%) of approximately $541.6 million and a Standardized Measure of Discounted Future Net Cash Flows of approximately $455.9 million.

•	Continued Successful Development – We improved our operational efficiency through employing technological advancements, which have provided a significant benefit in our continuous drilling program in the volatile commodity price environment. As of result of our improved operational efficiency, as of December 31, 2018, Ring had drilled 300 wells, with 193 being vertical wells and 107 being horizontal wells in its Central Basin acreage and had drilled 10 wells on its Delaware Basin acreage.

•	Maintained Financial Flexibility and Liquidity and Increased Capital - We completed a successful capital raise in February 2018, raising $81.8 million in net proceeds after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The net proceeds included proceeds from the underwriters’ partial exercise of their over-allotment option.

•	Safety and Training – We continued our strong safety performance in 2018.

Our Compensation Committee assessed each of our executive officers’ performance and contribution to the Company meeting its objectives for 2018. Below is a discussion of the compensation of each of our Named Executive Officers under our compensation program, which should be read in conjunction with the “Summary Compensation Table.”

Base Salaries

The Compensation Committee believes base salary is an integral element of executive compensation to provide executive officers with a base level of monthly income. We provide all of our employees, including our Named Executive Officers, with an annual base salary to compensate them for their services to the Company. Similar to most companies within the industry, our policy is to pay Named Executive Officers’ base salaries in cash.

The base salary of each Named Executive Officer is reviewed annually, with the salary of the Chief Executive Officer being established by the Compensation Committee and the salaries of the other executive officers being determined and approved by the Compensation Committee after consideration of recommendations by the Chairman of the Board and Chief Executive Officer. The Compensation Committee analyzes many factors in its evaluation of our Named Executive Officers’ base salary, including the experience, skills, contributions, and tenure of such officer with the Company and such executive officers’ current and future roles, responsibilities, and contributions to the Company.

For the year ended December 31, 2016, Mr. Hoffman, our Chief Executive Officer, received a salary of $175,000. Effective January 1, 2017, the Compensation Committee recommended an increase of $30,000 for Mr. Hoffman, increasing his base salary to $205,000. Effective January 1, 2018, the Compensation Committee recommended an increase of $30,000 for Mr. Hoffman, increasing his base salary to $235,000. The Compensation Committee believes that each increase is appropriate based on the growth of the Company and its increased production over these periods.

For the year ended December 31, 2016, Mr. Broaddrick, our Chief Financial Officer, received a salary of $125,000. Effective January 1, 2017, the Compensation Committee recommended an increase of $20,000 for Mr. Broaddrick, increasing his base salary to $145,000. Effective January 1, 2018, the Compensation Committee recommended an increase of $30,000 for Mr. Broaddrick, increasing his base salary to $175,000. The Compensation Committee believes that each increase is appropriate based on the growth of the Company and the increased complexity of Mr. Broaddrick’s responsibilities as our Chief Financial Officer.

For the year ended December 31, 2016, Mr. Fowler, our President, received a salary of $150,000. Effective January 1, 2017, the Compensation Committee recommended an increase of $25,000 for Mr. Fowler, increasing his base salary to $175,000. Effective January 1, 2018, the Compensation Committee recommended an increase of $25,000 for Mr. Fowler, increasing his base salary to $200,000. The Compensation Committee believes that each increase is appropriate based on the growth of the Company and its increased production over these periods.

For the year ended December 31, 2016, Mr. Wilson, our Executive Vice President, received a salary of $150,000. Effective January 1, 2017, the Compensation Committee recommended an increase of $25,000 for Mr. Wilson, increasing his base salary to $175,000. Effective January 1, 2018, the Compensation Committee recommended an increase of $25,000 for Mr. Wilson, increasing his base salary to $200,000. The Compensation Committee believes that each increase is appropriate based on the growth of the Company and its increased production over these periods.

The salary of each of our Named Executive Officers is reported in the “Salary” column of the “Summary Compensation Table” for each Named Executive Officer.

Annual Bonuses

The Company’s payment of bonuses has been discretionary and is largely based on the recommendations of the Compensation Committee. Cash incentive bonuses are designed to provide our executive officers with an incentive to achieve the Company’s business goals and objectives and are tied to the performance of the Company. Cash bonuses have not been, and are not expected to be, a significant portion of the Company’s executive compensation package. Cash bonuses are determined for Named Executive Officers based on the Company’s performance for the prior year, the officer’s individual performance in the prior year, the officer’s expected future contribution to the performance of the Company, and other competitive data on grant values of peer companies.

Cash bonuses were granted to all employees in December 2013. No cash bonuses have been granted to Named Executive Officers since 2013. The annual discretionary bonus is reported in the “Bonus” column of the “Summary Compensation Table” for each Named Executive Officer.

Equity-Based Compensation – Stock Options and Restricted Stock Awards

Equity-based compensation is the most significant component of our executive compensation program. It is our policy that the Named Executive Officers’ long-term compensation should be directly linked to enhancing stockholders’ value. Accordingly, the Compensation Committee grants to the Company’s Named Executive Officers equity awards under the Ring Energy, Inc. Long Term Incentive Plan (described in greater detail below under the heading “Long Term Incentive Plan”) designed to accomplish the following:

•	Incentivize and reward the Company’s executive officers for the Company’s achievement of its objectives and goals and the individual’s contribution to meeting such objectives and goals;

•	Provide awards to encourage named executive officers to maximize stockholder value; and

•	Encourage continued dedication to the Company by providing executives with meaningful and sustained ownership interests in the Company.

Messrs. Hoffman, Fowler, Wilson, and Broaddrick were granted non-qualified stock options in 2016 and were granted restricted stock in 2017 and 2018. Each of these awards vest ratably over a five year period, beginning on the first anniversary of the grant date. We believe that stock options and restricted stock awards with long vesting horizons provide our executive officers with a strong incentive to generate sustainable appreciation on the market price of our shares. We have not granted stock options since 2016 and have only granted restricted stock awards since then.

Stock option grants are valued using the Black-Scholes Model and are calculated as a part of the executive compensation package for the year based on the amount of the requisite service period served. The fair value of restricted stock grants is determined based on the market value of shares of our common stock as quoted on the NSYE American on the grant date. Non-qualified stock options and restricted stock granted to Named Executive Officers and other key employees generally vest ratably over five years, beginning on the first anniversary of the grant. The Compensation Committee believes that the grant of equity awards encourages Named Executive Officers to continue to use their best professional skills and to retain Named Executive Officers for longer terms.

Grants are determined for Named Executive Officers based on his performance in the prior year, his expected future contribution to the performance of the Company, and other competitive data on grant values of peer companies. Awards may be granted to new key employees or Named Executive Officers on their respective hire dates. Other grant date determinations are made by the Compensation Committee, which are based upon the date the Compensation Committee met and proper communication was made to the Named Executive Officer or key employee as defined in the definition of grant date by generally accepted accounting principles. Exercise prices are equal to the value of the Company’s stock on the close of business on the determined grant date. The Company has no program or practice to coordinate timing of grants with release of material, nonpublic information.

The grant date fair value as determined under generally accepted accounting principles is shown in the “Summary Compensation Table” below.

Pension Plans, Non-Qualified Deferred Compensation Plans, Change-In-Control Arrangements and Retirement Plans

The Company did not have any pension plans, non-qualified deferred compensation plans or severance, retirement, termination, constructive termination, or change in control arrangements for any of its Named Executive Officers for the year ended December 31, 2018.

Other Benefits

Our Named Executive Officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, and short and long-term disability, in each case, on the same basis as other employees, subject to applicable laws. We also provide vacation and other paid holidays to all employees, including our Named Executive Officers.

TAX CONSIDERATIONS

Although our Compensation Committee considers the tax and accounting treatment associated with the cash and equity grants it makes to its executive officers, these considerations are not dispositive. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) places a limit of $1.0 million per person on the amount of compensation that we may deduct in any year with respect to each “covered employee” as such term is defined in Section 162(m). For years prior to 2018, an exception to the deduction limit for compensation qualified as “performance-based.” The enactment of the Tax Cuts and Jobs Act on December 22, 2017 repealed the “performance-based” exemption from Section 162(m)’s deduction limit. In addition, the limitation on deductibility was expanded to include any individual who is a Named Executive Officer in 2017 or any later calendar year. As a result, compensation paid to our Named Executive Officers in excess of $1 million will not be deductible for years subsequent to 2017, subject to limited transition relief for arrangements in place as of November 2, 2017. Despite the change in law, the Compensation Committee intends to continue to consider the deductibility of compensation and to implement compensation programs that it believes are competitive and in the best interests of the Company and its stockholders.

We account for stock-based awards based on their grant date fair value, as determined under FASB ASC Topic 718. In connection with its approval of stock-based awards, the Compensation Committee is cognizant of and sensitive to the impact of such awards on stockholder dilution. The Compensation Committee also endeavors to avoid stock-based awards made subject to a market condition, which may result in an expense that must be marked to market on a quarterly basis. The accounting treatment for stock-based awards does not otherwise impact the Compensation Committee’s compensation decisions.

RISK CONSIDERATIONS IN OUR OVERALL COMPENSATION PROGRAM

Our compensation program is designed to focus on meeting the Company’s objectives and goals while discouraging management from undue risk-taking. When establishing and reviewing our executive compensation program, the Compensation Committee has considered whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. While behavior that may result in inappropriate risk taking cannot necessarily be prevented by the structure of compensation practices, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.

Our compensation program is comprised of both fixed and incentive-based elements. The fixed compensation (i.e., base salary) provides reliable, foreseeable income that mitigates the focus of our employees on our immediate financial performance or our stock price, encouraging employees to make decisions in our best long-term interests. The incentive components are designed to be sensitive to our goals and objectives, performance, and stock price. In combination, we believe that our compensation structure does not encourage our officers and employees to take unnecessary or excessive risks in performing their duties.

Moreover, with limited exceptions, our Compensation Committee retains discretion to impose additional conditions and adjust compensation pursuant to our clawback policy as well as for quality of performance and adherence to the Company’s values. The stock options and restricted stock that the Company has granted to its executive officers have a five-year vesting period beginning on the one-year anniversary of the grant date, which further mitigates risk in the event any executive officer departs or is terminated and his options have not vested. The Board may seek reimbursement from an executive officer if it determines that the officer engaged in conduct that was detrimental to the Company and resulted in a material inaccuracy in either our financial statements or in performance metrics that affected the officer’s compensation. If the Compensation Committee or the Board determines that an officer engaged in fraudulent misconduct, it will seek such reimbursement. In cases of misconduct by an executive officer, the Board has discretion to take a range of actions to remedy the misconduct and prevent its recurrence, including terminating the individual’s employment.

We believe that our compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on our Company.

EMPLOYMENT AGREEMENTS

We do not have employment agreements with any of our executive officers.

COMPENSATION OF NAMED EXECUTIVE OFFICERS FROM 2016 THROUGH 2018

The “Summary Compensation Table” set forth below should be read in connection with the tables and narrative descriptions contained in this Compensation Discussion & Analysis. The “Outstanding Equity Awards at Fiscal Year End Table” and “Option Exercises and Stock Vested Table” provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Equity Awards ($) (1)		All Other Compensation ($) (3)	Total ($)
Kelly Hoffman, Chief Executive Officer	2018	$235,000	$-	$407,615		$24,000	$666,615
	2017	205,000	-	618,240		24,000	847,240
	2016	175,000	-	740,283	(2)	24,000	939,283

David Fowler, President	2018	200,000	-	265,768		24,000	489,768
	2017	175,000	-	403,200		24,000	602,200
	2016	150,000	-	496,650	(2)	24,000	670,650

Daniel D. Wilson, Executive Vice President	2018	200,000	-	265,768			465,768
	2017	175,000	-	403,200		-	578,200
	2016	150,000	-	495,477	(2)	-	645,477

William R. Broaddrick, Chief Financial Officer	2018	175,000	-	265,768		-	440,768
	2017	145,000	-	403,200		-	548,200
	2016	125,000	-	398,024	(2)	-	523,024

(1) See discussion of assumptions made in valuing these awards in the notes to our financial statements.

(2) On December 9, 2015, Ring issued option awards to its Named Executive Officers and directors as part of their compensation for the fiscal year ended (the “December 2015 Options”). On January 13, 2016, the Board ratified the Compensation Committee decision to rescind the December 2015 Options (other than Messrs. McCabe and Rochford, who are the members of the Compensation Committee) as the result of a significant decline in the stock price and re-issued the option awards as of that date to meet the goals and objectives of the Company’s equity-based compensation program (the “January 2016 Options”). The amounts shown as Option Awards include the positive difference in fair value of the January 2016 Options over the December 2015 Options in addition to the value of options awarded to each individual as part of their compensation for the fiscal year ended December 31, 2016. On December 26, 2018, the Compensation Committee rescinded the January 2016 Options. No adjustment has been made to account for the cancellation of these options.

(3) Other Compensation for Messrs. Hoffman and Fowler consists of $24,000 in director’s fees.

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The Company awards equity through the grant of stock options or restricted stock to key employees and the Named Executive Officers either on the initial date of employment or based on performance incentives throughout the year. The following table reflects the restricted stock granted during 2018.

Grants of Plan-Based Awards

Name	Date of Board Approval	Grant Date	Restricted stock grants (#)	Fair Value on Grant Date
Kelly Hoffman	12/11/2018	12/26/2018	85,275	$407,615
David Fowler	12/11/2018	12/26/2018	55,600	265,768
Daniel D. Wilson	12/11/2018	12/26/2018	55,600	265,768
William R. Broaddrick	12/11/2018	12/26/2018	55,600	265,768

Named Executive Officers are not separately entitled to receive dividend equivalent rights with respect to restricted stock granted under the LTIP. Each restricted stock award described in the “Grants of Plan-Based Awards Table” above vests in equal installments over the course of five years, beginning on the first anniversary of the grant.

The following table provides certain information regarding unexercised stock options outstanding for each Named Executive Officer as of December 31, 2018.

Outstanding Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Options Exercise Price ($)	Option Grant Date	Option Expiration Date
Kelly Hoffman	500,000	-	$4.50	01/01/13	01/01/23
	25,000	-	10.00	12/16/13	12/16/23
	24,000	6,000	8.00	12/01/14	12/01/24
	30,000	45,000	11.75	12/13/16	12/13/26

David Fowler	500,000	-	4.50	01/01/13	01/01/23
	25,000	-	10.00	12/16/13	12/16/23
	24,000	6,000	8.00	12/01/14	12/01/24
	20,000	30,000	11.75	12/13/16	12/13/26

Daniel D. Wilson	300,000	-	4.50	01/01/13	01/01/23
	20,000	-	10.00	12/16/13	12/16/23
	20,000	5,000	8.00	12/01/14	12/01/24
	20,000	30,000	11.75	12/13/16	12/13/26

William R. Broaddrick	60,000	-	2.00	12/01/11	12/01/21
	40,000	-	4.50	08/15/12	08/15/22
	20,000	-	10.00	12/16/13	12/16/23
	20,000	5,000	8.00	12/01/14	12/01/24
	16,000	24,000	11.75	12/13/16	12/13/26

The following table provides certain information regarding unvested restricted stock outstanding for each Named Executive Officer as of December 31, 2018. All restricted stock awards vest at the rate of 20% each year over five years beginning one year from the date granted and expire ten years from the grant date.

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Outstanding Unvested Restricted Stock Awards

Name	Unvested Restricted Stock Grants	Grant Date
Kelly Hoffman	36,800	12/19/17
	85,275	12/26/18

David Fowler	24,000	12/19/17
	55,600	12/26/18

Daniel D. Wilson	24,000	12/19/17
	55,600	12/26/18

William R. Broaddrick	24,000	12/19/17
	55,600	12/26/18

The following table provides information regarding options exercised by Named Executive Officers during 2018.

Option Exercises and Stock Vesting

		Option Awards		Restricted Stock Awards
Name	Year	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Vested (#)	Value Realized at Vesting ($)
Kelly Hoffman	2018	110,000	$1,013,100	9,200	$43,332

David Fowler	2018	-	-	6,000	28,260

Daniel D. Wilson	2018	-	-	6,000	28,260

William R. Broaddrick	2018	-	-	6,000	28,260

We use the Black-Scholes option pricing model to calculate the fair-value of each option grant. The expected volatility is based on the historical price volatility of our Common Stock. We elected to use the simplified method for estimating the expected term as allowed by generally accepted accounting principles for options granted during the years ended December 31, 2017 and 2016. Under the simplified method, the expected term is equal to the midpoint between the vesting period and the contractual term of the stock option. The risk-free interest rate represents the U.S. Treasury bill rate for the expected life of the related stock options. The dividend yield represents the Company’s anticipated cash dividend over the expected life of the stock options. The following are the Black-Scholes weighted-average assumptions used for options granted during the periods ended December 31, 2017 and 2016:

	Risk free interest rate	Expected life (years)	Dividend yield	Volatility
January 13, 2016	1.51%	6.5	-	100%
May 3, 2016	1.25%	6.5	-	99%
December 13, 2016	1.92%	6.5	-	96%
April 20, 2017	1.78%	6.5	-	94%

 No options were granted during 2018.

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For the years ended December 31, 2018, 2017 and 2016, the Company incurred stock-based compensation expense related to stock options of $1,853,913, $3,618,309, and $2,267,053, respectively. As of December 31, 2018, there was $1,650,573 of unrecognized compensation cost related to stock options that will be recognized over a weighted average period of 1.9 years. The aggregate intrinsic value of options vested and expected to vest at December 31, 2018 was $1,993,800. The aggregate intrinsic value of options exercisable at December 31, 2018 was $1,993,800. The year-end intrinsic values are based on a December 31, 2018 closing price of $5.08.

Options exercised of 193,000 in 2018, 165,400 in 2017, and 25,900 in 2016 had an aggregate intrinsic value on the date of exercise of $1,470,230, $1,744,047, and $65,089, respectively.

Executive Stock Compensation Plan

We believe that a long-term incentive program provides appropriate retention incentives and effectively aligns our executive officers’ interests with the interests of our stockholders on a long-term basis. Our Compensation Committee administers our long term incentive plan, described below, with the goals of:

•	Long-term value creation by linking compensation with long-term vesting horizons;

•	Alignment of the long-term interests of our executive officers with those of our stockholders;

•	Retention incentives for our executive officers; and

•	Meaningful equity participation by our executive officers.

The following table sets forth information concerning our executive stock compensation plan, the Ring Energy Inc. Long Term Incentive Plan (the “LTIP”), the terms of which are described in greater detail below in Proposal 4, as of December 31, 2018.

	Restricted stock granted that has not vested	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under compensation plans (excluding securities in column (a))
Equity compensation plans approved by security holders	942,980	2,751,000	$6.28	677,120
Equity compensation plans not approved by security holders	-	-	-	-
Total	942,980	2,751,000	$6.28	677,120

Potential Payments Upon Termination or Change-In-Control

The material terms of payments, including the immediate vesting of grants under the LTIP, upon the occurrence of certain events such as a change in control of the Company are summarized below. Except as described in this summary and in the “Potential Payments” table below, Ring does not have any other agreements or plans that will require compensation to be paid to named executive officers in the event of a termination of employment or a change in control.

In 2017, our board adopted a policy requiring that each award agreement governing an award granted under the LTIP provide for double-trigger vesting upon a “change in control”. Payout under each of the outstanding equity awards based on various termination circumstances or in connection with a change in control are described in more detail in the footnotes to the “Potential Payments” table below. Payments and other benefits payable to the named executive officers in connection with various termination and change in control situations are set out as if the conditions for payment had occurred and the applicable triggering events took place on December 31, 2018, when the closing price of our common stock was $5.08.

Actual amounts to be paid will depend on several factors, such as the date of each named executive officer’s separation or the occurrence of an actual change in control event, and the price of our common stock when the vesting of unvested stock options or restricted stock shares is accelerated. The disclosures below do not take into consideration any requirements under Section 409A of the Internal Revenue Code, which could affect, among other things, the timing of payments and distributions.

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Potential Payments

Name/Type of Award	Change in Control	Change in Control and Qualifying Termination Event
Kelly Hoffman
Stock Options(1)	—	—
Restricted Stock(2)	—	$620,141
Total	—	$620,141

David Fowler
Stock Options(3)	—	—
Restricted Stock(2)	—	$404,368
Total	—	$404,368

Daniel D. Wilson
Stock Options(4)	—	—
Restricted Stock(2)	—	$404,368
Total	—	$404,368

William R. Broaddrick
Stock Options(5)	—	—
Restricted Stock(2)	—	$404,368
Total	—	$404,368

(1) As of December 31, 2018, 51,000 stock options with an exercise price above the trading price of the Company’s common stock on the NYSE American would vest to Mr. Hoffman in the event of a change in control.

(2) Represents the value of grants of restricted stock that would vest upon a change of control and a qualifying termination event based on the trading price of the Company’s common stock on the NYSE American of $5.08 as of the close of business on December 31, 2018.

(3) As of December 31, 2018, 36,000 stock options with an exercise price above the trading price of the Company’s common stock on the NYSE American would vest to Mr. Fowler in the event of a change in control.

(4) As of December 31, 2018, 35,000 stock options with an exercise price above the trading price of the Company’s common stock on the NYSE American would vest to Mr. Wilson in the event of a change in control.

(5) As of December 31, 2018, 29,000 stock options with an exercise price above the trading price of the Company’s common stock on the NYSE American would vest to Mr. Broaddrick in the event of a change in control.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2012, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of the Company’s employees and the annual total compensation of Kelly Hoffman, our CEO, for 2018:

Median Employee total annual compensation	$98,913
Total Compensation of Chief Executive Officer - Kelly Hoffman	$642,615
Ratio of CEO to Median Employee compensation	6.5 to 1

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•	We determined that, as of December 31, 2018, our employee population consisted of 42 individuals with all of these individuals located in the U.S. This population consisted of our full-time and part-time employees, as we do not have temporary or seasonal workers. We selected December 31, 2018, as our identification date for determining our median employee because it enabled us to make such identification in a reasonably efficient and economic manner.

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•	We used a consistently applied compensation measure to identify our median employee by comparing the amount of salary or wages, bonuses, and restricted stock awards in 2018 as reflected in our payroll records. To make them comparable, salaries for newly hired employees who had worked less than one year were annualized and the target incentive amount was applied to their total compensation measure.

•	We identified our median employee by consistently applying this compensation measure to all of our employees included in our analysis. Since all of our employees, including our CEO, are located in the U.S., we did not make any cost of living adjustments in identifying the median employee.

•	After we identified our median employee, we combined all of the elements of such employee’s compensation for the 2018 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $98,913.

•	With respect to the annual total compensation of our CEO, we used salary, bonus, restricted stock, and stock option awards granted and all other compensation for the 2018 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $642,615.

DIRECTOR COMPENSATION

For the years ended December 31, 2018 and 2017, directors received the following fees:

For the year ended
Compensation Element	December 31, 2018		December 31, 2017
Stipend
Non-management Director	$3,000/mo		$3,000/mo
Management Director	$2,000/mo		$2,000/mo
Committee Fees	$500/mo	(1)	—
Stock Awards	Determined Annually		Determined Annually

(1)	In 2018, the Compensation Committee recommended and the Board approved an additional committee fee for non-management directors for each committee on which they serve.

Compensation Philosophy

The compensation of our non-employee directors is reviewed by the Compensation Committee and is approved by the Board. We use a combination of cash and stock awards to attract and retain qualified candidates to serve on our Board. In determining director compensation, we consider the responsibilities of our directors, the significant amount of time the directors spend fulfilling their duties, and the competitive market for skilled directors.

We seek to maximize alignment of incentives between the Board and stockholders by primarily using equity awards to compensate directors. We believe that equity awards that vest over a five year period beginning on the first anniversary of the grant provide a strong incentive to the Board to preserve and promote stockholder value and directly connects director compensation to the Company stock performance. In this regard, a majority of a director’s compensation depends on whether the Company’s stock price maintains its value over the five year vesting period, which begins on the one-year anniversary of the grant date.

Peer Review and Benchmarking

The Compensation Committee reviews, evaluates, and benchmarks our director compensation practices against our peer companies in the oil and natural gas exploration and production industry. The Compensation Committee uses this peer comparison to inform themselves of industry practice and to help them structure the appropriate level and mix of compensation elements. This information is used only as a reference and not to establish compensation benchmarks, as Ring does not benchmark executive compensation to a specific percentile within its peer group.

Stipend

We provide our management and non-management directors a monthly stipend in lieu of an annual retainer and reimbursement of out-of-pocket costs incurred in attending Board and committee meetings. We believe that the monthly stipend is sufficient to cover each director’s costs associated with his or her service on the Board and respective committees.

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Equity Awards

We use equity awards to reward our directors for significant contributions to the successful implementation of our business objectives and strategy.

2018 Fiscal Year

In 2018, each outside director received 55,600 shares of restricted stock as an annual bonus pursuant to the LTIP and Mr. Rochford received an additional 74,150 shares of restricted stock for his service as Chairman pursuant to the LTIP. The restricted stock granted to our directors vests over a period of five years beginning on the first anniversary of the grant. Our Compensation Committee considered several factors in determining the appropriate amount of restricted stock grants under the LTIP for the 2018 fiscal year including the following:

•	Our Board reviewed several potential acquisitions, including the purchase and sale agreement ultimately executed on December 14, 2018 between the Company and Tessara Petroleum Resources, LLC, pursuant to which we acquired certain oil and gas properties in the Permian Basin consisting of 4,854 gross acres and including a 100% working interest and 75% net revenue interest.

•	Our Board’s review of potential opportunities was led in significant part by our Chairman, Mr. Rochford, who expended significant efforts in discussion with management reviewing potential strategic transactions and leading discussions between management and the Board.

•	Additionally, the Board was closely consulted in the Company’s capital markets activities. Restricted stock grants to our directors reflect their significant efforts in support of our review of strategic and capital raising transactions.

In 2017, each outside director received 30,000 shares of restricted stock as an annual bonus pursuant to the LTIP and Mr. Rochford received an additional 40,000 shares of restricted stock for his service as Chairman. The restricted stock granted to our directors vest over a period of five years beginning on the first anniversary of the grant. Our Compensation Committee considered several factors in determining the appropriate amount of restricted stock grants under the LTIP for the 2017 fiscal year including the following:

•	Our Board reviewed several potential acquisitions, including the purchase and sale agreement ultimately executed on April 17, 2017, pursuant to which we acquired 33,000 undeveloped acres in Gaines County, Texas. More than 50% of the 33,000 acres were contiguous to the Company’s existing Central Basin Platform leases. We acquired a 100% working interest in the properties and a net revenue interest of 75%.

•	Our Board’s review of potential opportunities was led in significant part by our Chairman, Mr. Rochford, who expended significant efforts in discussion with management reviewing potential strategic transactions and leading discussions between management and the Board.

•	Additionally, the Board was closely consulted in the Company’s capital markets activities. Restricted stock grants to our directors reflect their significant efforts in support of our review of strategic and capital raising transactions.

Director compensation to Messrs. Fowler and Hoffman is included in “All Other Compensation” the Summary Compensation Table above and is therefore excluded from the Director Compensation Table. No director receives a salary as a director.

Director Compensation Table

For the Year Ended December 31, 2018

Name		Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
Lloyd T. Rochford	(2)	$40,500	$620,205	$-	$660,705
Stanley M. McCabe	(2)	42,000	265,768	-	307,768
Clayton E. Woodrum	(2)	37,500	265,768	-	303,268
Anthony B. Petrelli	(2)	37,500	265,768	-	303,268
Regina Roesener	(3)	-	-	-	-

For the Year Ended December 31, 2017

Lloyd T. Rochford	(4)	$36,000	$940,800	$-	$976,800
Stanley M. McCabe	(4)	36,000	403,200	-	439,200
Clayton E. Woodrum	(4)	36,000	403,200	-	439,200
Anthony B. Petrelli	(4)	36,000	403,200	-	439,200
Regina Roesener	(3)	-	-	-	-

(1) Amounts in this column represent the grant date fair value of restricted stock awards granted to the outside directors during the years ended December 31, 2018 and 2017, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), excluding the estimated impact of forfeitures related to service-based vesting conditions, and do not represent the actual value that may be realized by directors upon vesting or settlement of the awards. Grant date fair value is calculated using the closing price of Ring’s stock on the date of grant. See discussion of assumptions made in valuing these awards in the notes to our financial statements.

(2) The aggregate number of stock options and unvested restricted stock awards as of December 31, 2018 are as follows:

Name	Outstanding Stock Options	Unvested Restricted Stock Awards
Lloyd T. Rochford	315,000	185,750
Stanley McCabe	215,000	79,600
Clayton E. Woodrum	175,000	79,600
Anthony B. Petrelli	140,000	79,600

(3) Ms. Roesener joined the Board in September 2019 and did not serve on the Board during either of the years ended December 31, 2017 or 2018.

(4) The aggregate number of stock options and unvested restricted stock awards as of December 31, 2017 are as follows:

Name	Outstanding Stock Options	Unvested Restricted Stock Awards
Lloyd T. Rochford	315,000	70,000
Stanley McCabe	215,000	30,000
Clayton E. Woodrum	215,000	30,000
Anthony B. Petrelli	215,000	30,000

COMPENSATION COMMITTEE REPORT(1)

Among the duties imposed on our Compensation Committee under its charter is the direct responsibility and authority to review and approve the Company’s goals and objectives relevant to the compensation of the Company’s Chief Executive Officer and other executive officers, to evaluate the performance of such officers in accordance with the policies and principles established by the Compensation Committee and to determine and approve, either as a Committee, or (as directed by the Board) with the other “independent” Board members (as defined by the NYSE American listing standards), the compensation level of the Chief Executive Officer and the other executive officers. During 2018, the Compensation Committee was comprised of the two non-employee Directors named at the end of this report each of whom is an “independent director” as defined by the NYSE American listing standards.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement, as required by Item 402(b) of Regulation S-K. Based upon this review and our discussions, the Compensation Committee recommended to its Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.

Compensation Committee of the Board of Directors

Lloyd T. Rochford (Chair)

Stanley McCabe

(1) SEC filings sometimes “incorporate information by reference.” This means the Company is referring you to information that has previously been filed with the SEC, and that this information should be considered as part of the filing you are reading. Unless the Company specifically states otherwise, this Compensation Committee Report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act of 1933 as amended, or the Securities Exchange act of 1934, as amended.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of December 31, 2018, the Compensation Committee was comprised of two directors, Messrs. Rochford and McCabe, with Mr. Rochford acting as the chairman. In September 2019, the Board appointed Mr. Woodrum to the Compensation Committee, replacing Mr. Rochford, and appointed Mr. McCabe as the chairman of the committee. Neither of our directors who currently serve as members of our Compensation Committee is, or has at any time in the past been, an officer or employee of the Company or any of its subsidiaries. The office space being leased by the Company in Tulsa, Oklahoma, is owned by Arenaco, LLC, a company that is owned by Mr. Rochford, Chairman of the Board, and Mr. McCabe, a director of the Company. During the years ended December 31, 2016 through December 31, 2018, the Company paid an aggregate of $180,000 to Arenaco, LLC.

None of our executive officers serves, or has served, during the last completed fiscal year, on the compensation committee or board of directors of any other company that has one or more executive officers serving on our Compensation Committee or Board.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS

Certain Relationships and Related Transactions

The office space being leased by the Company in Tulsa, Oklahoma, is owned by Arenaco, LLC, a company that is owned by Mr. Rochford, Chairman of the Board, and Mr. McCabe, a Director of the Company. During the years ended December 31, 2018, 2017, and 2016, the Company paid an aggregate of $180,000 to Arenaco, LLC for the lease of the office space.

The Audit Committee reviews any related party transactions. Annually, each Board member is required to submit an Independence Certificate, disclosing any affiliations or relationships for evaluation as possible related party transactions.

Review, Approval or Ratification of Transactions with Related Parties

The Board reviews and approves all relationships and transactions in which it and its directors, director nominees and executive officers and their immediate family members, as well as holders of more than 5% of any class of its voting securities and their family members, have a direct or indirect material interest. In approving or rejecting such proposed relationships and transactions, the Board shall consider the relevant facts and circumstances available and deemed relevant to this determination. In each case, the standard applied in approving the transaction is the best interests of the Company without regard to the interests of the individual officer or director involved in the transaction. These procedures for reviewing and approving conflict of interest transactions are based on the Company’s past practice and are not contained in any written policy.

Director Independence

The standards relied upon by the Board in determining whether a director is “independent” are those set forth in the rules of the NYSE American. The NYSE American generally defines the term “independent director” as a person other than an executive officer or employee of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Because the Board believes it is not possible to anticipate or provide for all circumstances that might give rise to conflicts of interest or that might bear on the materiality of a relationship between a director and the Company, the Board has not established specific objective criteria, apart from the criteria set forth in the NYSE American rules, to determine “independence.” In addition to the NYSE American criteria, in making the determination of “independence”, the Board considers such other matters including, without limitation, (i) the business and non-business relationships that each independent director has or may have had with the Company and its other directors and executive officers, (ii) the stock ownership in the Company held by each such director, (iii) the existence of any familial relationships with any executive officer or director of the Company, and (iv) any other relevant factors which could cause any such Director to not exercise his independent judgment.

Consistent with these standards, our Board has determined that Ms. Roesener and each of Messrs. McCabe, Petrelli, and Woodrum are each “independent directors” within the meaning the NYSE American definition of independent director set forth in the Company Guide, Part 8, Section 803(A).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information furnished by current management and others, concerning the ownership of our Common Stock by (i) each person who is known to us to be the beneficial owner of more than five percent (5%) of our Common Stock, without regard to any limitations on conversion or exercise of convertible securities or warrants; (ii) all directors and Named Executive Officers; and (iii) our directors and executive officers as a group. The mailing address for each of the persons indicated in the table below is our corporate headquarters. The percentage ownership is based on shares outstanding at November 8, 2019.

Beneficial ownership is determined under the rules of the SEC. In general, these rules attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and includes, among other things, securities that an individual has the right to acquire within 60 days. Unless otherwise indicated, the stockholders identified in the following table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owners	Number		Percent
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	8,458,954	(1)	12.5%
Dr. Simon G. Kukes Group 575 N. Dairy Ashford, Energy Center II, Suite 210 Houston, TX 77079	5,544,500	(5)	8.2%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	4,003,690	(3)	5.9
Wishbone Energy Partners, LLC 1401 McKinney Street, Suite 2700 Houston, TX 77010	4,581,001	(4)	6.8%
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403-1906	3,642,579	(2)	5.4%

Name of Directors and Executives Officers
Kelly Hoffman	705,001	(6)	1.0%
David A. Fowler	761,020	(7)	1.1%
Daniel D. Wilson	438,120	(8)	*
William R. Broaddrick	267,120	(9)	* %
Lloyd T. Rochford	1,853,950	(10)	2.7%
Stanley M. McCabe	1,903,754	(11)	2.8%
Anthony B. Petrelli	263,120	(12)	*
Clayton E. Woodrum	187,968	(13)	*
Regina Roesener	17,700		*
All directors and executive officers as a group (9 persons)	6,397,753	(13)	9.4%

*	Represents beneficial ownership of less than 1%.

(1)	Based on the Schedule 13G/A filed on January 1, 2019, BlackRock, Inc. (“BlackRock”) may be deemed to be the beneficial owner of the shares. BlackRock reports sole voting power over 8,303,765 shares and sole dispositive power over 8,458,954 shares.

(2)	Based on the Schedule 13G filed jointly by Franklin Resources, Inc. (“FRI”), Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. (“FAI”) on January 28, 2019. FRI and each of Messrs. Johnson and Johnson may be deemed to be the beneficial owner of 3,642,579 shares and FAI may be deemed to be the beneficial owner of 3,577,779 shares. FRI and each of Messrs. Johnson and Johnson report sole voting and dispositive power over zero shares. FAI reports sole voting and dispositive power over 3,577,779 shares. The reporting persons state that Fiduciary Trust Company International possesses sole voting and dispositive power over 64,800 shares.

(3)	Based on the Schedule 13G filed on February 8, 2019, Dimensional Fund Advisors LP may be deemed to be the beneficial owner of the shares. Dimensional Fund Advisors LP reports sole voting power over 3,387,673 shares and sole dispositive power over 4,003,690 shares.

(4)	Based on the Schedule 13G filed on April 19, 2019, Wishbone Energy Partners, LLC and S. Wil VanLoh. Jr. may be deemed to be the beneficial owner the shares. Wishbone Energy Partners, LLC and Mr. VanLoh report sole voting power over 2,042,930 shares, which excludes 2,538,071 shares held in escrow to satisfy potential indemnification claims associated with the transactions pursuant to which the reporting persons acquired the shares reported herein and sole dispositive power over 4,581,001 shares.

(5)	Based on the Schedule 13D filed on October 21, 2019 jointly by Dr. Kukes, John J. Scelfo, Ivar Siem, and J. Douglas Schick reporting as a group. Dr. Kukes reports sole voting and dispositive power over 5,500,000 shares; Mr. Scelfo reports sole voting and dispositive power over 23,000 shares; Mr. Siem reports voting and dispositive power over 14,000 shares; and Mr. Schick reports sole voting and dispositive power over 7,500 shares.

(6)	Includes 579,000 shares issuable upon the exercise of stock options that are currently exercisable, 21,000 shares issuable upon the exercise of stock options exercisable within 60 days and 26,255 shares of restricted stock that vests within 60 days.

(7)	Includes 569,000 shares issuable upon the exercise of stock options that are currently exercisable, 16,000 shares issuable upon the exercise of stock options exercisable within 60 days and 17,120 shares of restricted stock that vests within 60 days.

(8)	Includes 360,000 shares issuable upon the exercise of stock options that are currently exercisable, 15,000 shares issuable upon the exercise of stock options exercisable within 60 days and 17,120 shares of restricted stock that vests within 60 days.

(9)	Includes 181,000 shares issuable upon the exercise of stock options that are currently exercisable, 13,000 shares issuable upon the exercise of stock options exercisable within 60 days and 17,120 shares of restricted stock that vests within 60 days.

(10)	Includes (i) 207,000 shares issuable upon the exercise of stock options that are currently exercisable, 43,000 shares issuable upon the exercise of stock options that are exercisable within 60 days and, 39,950 shares of restricted stock that vests within 60 days and (ii) 1,580,000 shares held by a family trust controlled by Mr. Rochford.

(11)	Includes (i) 167,000 shares issuable upon the exercise of stock options that are currently exercisable, 23,000 shares issuable upon the exercise of stock options that are exercisable within 60 days and 17,120 shares of restricted stock that vests within 60 days and (ii) 1,665,634 shares held by a family trust controlled by Mr. McCabe.

(12)	Includes 102,000 shares issuable upon the exercise of stock options that are currently exercisable, 18,000 shares issuable upon the exercise of stock options exercisable within 60 days and 17,120 shares of restricted stock that vests within 60 days.

(13)	Includes 137,000 shares issuable upon the exercise of stock options that are currently exercisable, 18,000 shares issuable upon the exercise of stock options exercisable within 60 days and 17,120 shares of restricted stock that vests within 60 days.

(14)	Includes 2,302,000 shares issuable upon the exercise of stock options that are currently exercisable, 167,000 shares issuable upon the exercise of stock options exercisable within 60 days and 168,925 shares of restricted stock that vest within 60 days.

Changes in Control

There are no arrangements known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information concerning our executive stock compensation plans as of December 31, 2018.

	Restricted stock granted that has not vested	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under compensation plans (excluding securities in column (a))
Equity compensation plans approved by security holders	942,980	2,751,000	$6.28	677,120
Equity compensation plans not approved by security holders	-	-	-	-
Total	942,980	2,751,000	$6.28	677,120

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Section 16(a) reports furnished to us for our most recent fiscal year, we know of no director, officer, or beneficial owner of more than ten percent of our Common Stock who failed to file on a timely basis reports of beneficial ownership of our Common Stock as required by Section 16(a) of the Securities Exchange Act of 1934, as amended, other than Regina Roesener, who filed her Form 3 late due to administrative difficulties submitting her Form ID and obtaining her CIK number.

PROPOSAL 2: NON-BINDING, ADVISORY VOTE TO APPROVE
NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act, we are providing our stockholders the opportunity to cast a non-binding, advisory vote on the compensation of our Named Executive Officers, as disclosed in this proxy statement. The stockholder vote on executive compensation is an advisory vote only, and it is not binding on the Company, the Board, or the Compensation Committee. Although the vote is non-binding, the Compensation Committee and the Board value the opinions of the Company’s stockholders and will consider the outcome of the vote when making future compensation decisions.

As described under the heading “Compensation Discussion and Analysis,” our compensation policies and programs support our key business objectives of creating value for, and promoting the interests of, our stockholders. In order to align the interests of our Named Executive Officers with those of our stockholders, we believe that each Named Executive Officer’s total annual cash compensation should vary with the performance of the Company and that long-term incentives awarded to Named Executive Officers should be aligned with the interests of the Company’s stockholders. The Company strives to attract, motivate, and retain high-quality executives who are willing to accept a lower base compensation in cash and be rewarded with equity awards based on performance and the achievement of the goals and objectives of the Company, thereby allowing the Company to better align the interests of its executives with its stockholders.

Specifically, the primary objectives of our compensation policies are as follows:

•	Align the compensation of our Named Executive Officers and other managers with our stockholders’ interests and motivate our executive officers to meet the Company’s objectives;

•	Pay for performance, taking into consideration both the performance of the Company and the individual in determining executive compensation;

•	Promote Named Executive Officer accountability by compensating Named Executive Officers for their contributions to the achievement of the Company’s objectives (while discouraging excessive risk-taking not in the interest of long-term value for our stockholders); and

•	Attract and retain highly qualified executives with significant industry knowledge and experience by providing them with a fair compensation program that provides financial stability and incentivizes growth in stockholder value.

The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our Named Executive Officers, as described in this proxy statement in accordance with the SEC’s compensation disclosure rules. To the extent there is any significant vote against our Named Executive Officer compensation as disclosed in this proxy statement, the Board and the Compensation Committee will evaluate whether any actions are necessary to address the concerns of our stockholders.

BOARD RECOMMENDATION ON PROPOSAL

The Board unanimously recommends a vote FOR the approval of the compensation paid to our Named Executive Officers as set forth in this proxy statement.

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PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF EIDE BAILLY LLP

With authority granted by our Board, the Audit Committee has appointed Eide Bailly LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2019. Although stockholder ratification of the selection of Eide Bailly LLP is not required, the Audit Committee and our Board consider it desirable for our stockholders to vote upon this selection. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interest of our stockholders and us.

Representatives from Eide Bailly LLP are not expected to be present at the Annual Meeting. If present, these representatives will have the opportunity to make a statement if they desire to do so, and would be available to respond to appropriate questions.

PRINCIPAL INDEPENDENT PUBLIC ACCOUNTING FEES AND SERVICES PAID IN 2018 AND 2017

The Audit Committee selected Eide Bailly as its independent registered public accounting firm for the fiscal years ended December 31, 2018 and 2017. The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor.

Fees and Independence

Audit Fees. Eide Bailly billed the Company an aggregate of $120,000 for professional services rendered for the review of the Company’s financial statements included in its Form 10-Q’s for 2017 and the audit of the Company’s financial statements for the year ended December 31, 2017 and an aggregate of $149,000 for professional services rendered for the review of the Company’s financial statements included in its Form 10-Q’s for 2018 and the audit of the Company’s financial statements for the year ended December 31, 2018.

Audit Related Fees. Eide Bailly billed the Company $16,601 and $40,890, respectively, for the years ended December 31, 2018 and 2017, for services related to the Company’s filing of registration statements.

Tax Fees. Eide Bailly billed the Company $10,500 and $10,980, respectively, for professional services rendered for tax compliance, tax advice and tax planning for the years ended December 31, 2018 and 2017.

All Other Fees. No other fees were billed by Eide Bailly to the Company during 2018 and 2017.

The Audit Committee of the Board has determined that the provision of services by Eide Bailly described above is compatible with maintaining Eide Bailly’s independence as the Company’s principal accountant.

Pre-Approval Policy

The policy of the Audit Committee and our Board, as applicable, is to pre-approve all services by our independent registered public accounting firm. The Audit Committee has adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax, and other non-audit services that may be provided by our independent registered public accounting firm. The policy (a) identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the independent registered public accounting firm’s independence is not impaired; (b) describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and (c) sets forth the pre-approval requirements for all permitted services. Under the policy, all services to be provided by our independent registered public accounting firm must be pre-approved by the Audit Committee; the Company obtained all required approvals during 2018.

BOARD RECOMMENDATION ON PROPOSAL

The Board unanimously recommends a vote FOR ratification of the appointment of Eide Bailly LLP as Ring Energy, Inc.’s independent auditor for the 2019 fiscal year. The management proxy holder will vote all properly submitted proxies FOR ratification unless properly instructed otherwise.

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AUDIT COMMITTEE REPORT

The Audit Committee is comprised of three independent, non-employee directors. The Board has determined that the members of the Audit Committee satisfy the NYSE American listing standards. The Board has determined that one of the members of the Audit Committee, Mr. Woodrum, is an “audit committee financial expert” as defined by the rules of the SEC.

The Audit Committee’s responsibilities are set forth in the Audit Committee Charter, as may be amended from time to time by the Board. The principal functions of the Audit Committee are to assist the Board in monitoring the integrity of our financial statements, the independent auditor’s qualifications and independence, the performance of our independent registered public accounting firm, and our compliance with legal and regulatory requirements. The Audit Committee has the sole authority to retain and terminate our independent registered public accounting firm and to approve the compensation paid to our independent registered public accounting firm. The Audit Committee is also responsible for overseeing our internal audit function. This is a report on the Audit Committee’s activities relating to 2018.

Review of Audited Financial Statements with Management

The Audit Committee has reviewed and discussed the Company’s audited financial statements and management’s discussion and analysis of the Company’s financial condition and results of operation with management of the Company for the fiscal year ended December 31, 2018.

The members of the Audit Committee rely, without independent verification, on information provided to them and on the representations made by Company management and the independent auditor. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained and applied appropriate accounting and financial principles or appropriate internal controls and procedures, that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, or that the independent registered public accounting firm is in fact “independent.”

Review of Financial Statements and Other Matters with Independent Registered Public Accounting Firm

The Audit Committee discussed with Eide Bailly, the Company’s independent registered public accounting firm, the matters required to be discussed as described in Auditing Standard No. 16 “Communication with Audit Committees”. The Audit Committee has received and reviewed the written disclosures and the letter from Eide Bailly required by applicable Public Company Accounting Oversight Board requirements regarding the firm’s communications with the Audit Committee concerning independence and has discussed with Eide Bailly the independent registered public accounting firm’s independence. These discussions included a review of all audit and non-audit services (including tax services) provided by Eide Bailly to the Company. The Audit Committee has also considered whether the provision of non-audit services to the Company by Eide Bailly LLP is compatible with maintaining its independence.

Recommendation that Financial Statements be Included in the Annual Report

Based on the review and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.

THE AUDIT COMMITTEE,

Clayton E. Woodrum (Chairman)

Anthony B. Petrelli

Stanley McCabe

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PROPOSAL 4: AMENDMENT OF OUR LONG TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF
SHARES AUTHORIZED FOR ISSUANCE BY 2,500,000 SHARES

In connection with its acquisition of Stanford Energy, Inc. (“Stanford”), the Board adopted Stanford’s long term incentive plan, renaming it the Ring Energy, Inc. Long Term Incentive Plan (the “LTIP”). The adoption of the LTIP was approved by the Board on June 27, 2012 and approved by vote of a majority of stockholders on January 22, 2013, reserving 5,000,000 shares of our Common Stock for issuance under the LTIP. We are asking stockholders to approve an amendment to the LTIP to authorize an additional 2,500,000 shares for issuance under the LTIP and to formally establish certain provisions previously incorporated into the LTIP by Board policy.

The Board and the Compensation Committee are mindful of their responsibility to our stockholders to exercise judgment in granting equity-based awards. Upon recommendation of the Compensation Committee, the Board approved an amendment to the LTIP to increase the number of shares authorized for issuance by 2,500,000 shares, subject to stockholder approval. The Board recommends that stockholders approve the LTIP amendment to allow the Company to continue its equity-based compensation program. The material terms of the LTIP are described below and the complete text of the LTIP amendment is attached hereto as Appendix A. In this proxy statement, we refer to this proposal as the “LTIP Proposal” and to the LTIP, as amended, as the “Amended LTIP.” If the LTIP Proposal is approved, the Amended LTIP will be effective as of the date of the Annual Meeting.

WHY YOU SHOULD VOTE FOR APPROVAL OF THE LTIP PROPOSAL

The listing rules under the NYSE American Company Guide require that companies listed on the NYSE American are generally not permitted to grant shares of common stock as compensation except under a plan that is approved by stockholders. The LTIP is our only equity compensation plan and the primary means by which we compensate our executive officers and directors. It plays a vital role in our efforts to attract and retain officers, directors, and employees of outstanding ability on a basis competitive with market practices.

Equity compensation facilitates alignment of employee and stockholder interests. Consistent with industry practice and accepted good governance standards, a significant portion of the compensation for our executive officers and directors is delivered in the form of company equity. Further, our compensation philosophy reflects our belief that equity compensation is a critical means of aligning the interests of our employees with those of our stockholders. All outstanding equity awards under the LTIP have been made in the form of restricted stock and stock option grants that vest ratably over a five-year period. We believe that this is the best and simplest way to align the interests of our employees with the interests of our stockholders, giving our employees a significant incentive to appropriately increase stockholder value.

Equity compensation is an important tool to recruit and retain talent. Because equity compensation comprises a majority of compensation to our executive officers and directors, we are able to offer competitive compensation arrangements with a lesser impact on the Company’s generation of free cash flow. The Board believes that this amendment to increase the number of shares authorized for issuance under the LTIP is necessary to continue to attract and retain high caliber individuals to serve as executive officers and employees of the Company. If the LTIP Proposal is not approved, we will lose what has become an indispensable part of our compensation program. The Board believes that we would face serious challenges to our ability to attract and retain management, non-employee directors and other key personnel without significantly increasing cash compensation paid to these individuals.

Use of “full-value” awards. In recent years, our equity compensation program has focused on using “full-value” awards (as opposed to “appreciation” awards, such as stock options or stock appreciation rights) in the form of restricted stock grants. Using “full-value” awards can mitigate the potential dilutive effect of equity compensation, because the same value can be delivered in the form of a stock award using fewer shares than would be needed if delivered in the form of a stock option or stock appreciation right. We have not granted stock options since 2016 and have never granted stock appreciation rights.

SHARES AVAILABLE UNDER THE LTIP

Additional shares are needed under the LTIP to continue to make grants to our officers, directors, and employees. We are submitting for approval by stockholders the amendment of the LTIP to increase the number of shares authorized for issuance by 2,500,000 shares to 7,500,000 shares. If the LTIP Proposal is approved and based on our current equity award practices, the Board believes that the additional authorized shares under the Amended LTIP are likely to be sufficient to provide us with an opportunity to grant equity for approximately three additional years. This is only an estimate and circumstances, such as stock price and the allocation mix of equity/cash awards, could cause the share reserve to be used more quickly or more slowly.

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Burn Rate

In determining the number of shares authorized under the Amended LTIP, the Board considered the “burn rate” and “overhang” associated with the LTIP. The “burn rate” provides a measure of the Company’s annual equity-based grants relative to the number of shares of common stock outstanding. As of the end of the 2018 fiscal year, the Company’s three year average burn rate was as follows:

Fiscal Year	Stock Options Granted	Restricted Stock Grants	Weighted Average Shares Outstanding	Burn Rate
2018	—	619,880	59,531,200	1.04%
2017	—	330,900	51,383,008	0.64%
2016	584,000	—	38,710,626	1.51%
			Three year average:	1.06%

Overhang

“Overhang” represents potential stockholder dilution as a function of outstanding grants under the LTIP and shares available for future grant. Overhang is equal to the sum of all outstanding awards plus shares available for grant, divided by shares of common stock outstanding. The table below shows the number of shares issuable pursuant to outstanding and future equity grants under the LTIP as of December 31, 2018:

Total number of shares of common stock subject to outstanding stock options	2,748,500
Weighted-average exercise price of outstanding stock options	$6.28
Weighted-average remaining term of outstanding stock options	4.97

Total number of shares of common stock subject to outstanding restricted stock awards	889,240
Total number of shares of common stock available for issuance under the LTIP	677,120
Total number of shares outstanding as of December 31, 2019	63,229,710

Based on the number of shares issuable pursuant to outstanding and future equity grants under the LTIP and the Company’s total number of shares outstanding as of December 31, 2018, the overhang as of December 31, 2018 was approximately 6.81%. If the LTIP Proposal is approved, the additional 2,500,000 shares available for issuance would increase the overhang to approximately 10.76%.

Impact on Dilution

The LTIP currently authorizes the issuance of up to 5,000,000 shares. As noted above, the Amended LTIP will authorize an additional 2,500,000 shares. If the LTIP Proposal is approved by our stockholders, the LTIP will authorize the issuance of 7,500,000 shares of which 3,168,340 shares will be available for grant. The Board believes that the potential dilution resulting from these additional shares is reasonable and that the issuance of these additional shares will provide an appropriate incentive for employees to increase the value of the Company for stockholders.

SUMMARY OF CHANGES

The Amended LTIP retains all of the material terms of the LTIP. In addition to clarifying and technical changes, the Amended LTIP increases the number of shares authorized for issuance as illustrated by the table below:

Provision	LTIP	Amended LTIP
Number of Shares Reserved	5.0 million initially approved on February 6, 2013	2.5 million additional shares authorized under Amended LTIP
Cash buyouts of underwater options	Prohibited by Board adopted policy	Prohibited by terms of the plan
Minimum vesting on all award types	No governing provision	Minimum one year vesting on all award types
Payouts of dividends on unvested stock awards	Permitted in discretion of Compensation Committee	Prohibited by terms of the plan
Acceleration of vesting upon change in control	“Second trigger” established by Board adopted policy	“Second trigger” established by terms of the plan

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CORPORATE GOVERNANCE PRACTICES

☑ No discounted options	☑ Policy adopted requiring “second trigger” on accelerated vesting of equity awards in the event of a change in control established in each award agreement
☑ No cash buyouts of underwater options	☑ Established clawback policy on equity awards
☑ No repricing without stockholder approval	☑ No evergreen provision
☑ Independent committee administration	☑ 2 year claw-back provision
☑ Minimum holding period for restricted stock issued under the plan

No Discounted Options

Options may not be granted with an exercise price less than the fair market value of our common stock on the date of grant. On November 8, 2019, the closing price per share of our common stock on the NYSE American was $2.38.

No Cash Buyouts of Underwater Options

Our Board has adopted a policy prohibiting the Company from repurchasing options at a time when the exercise price of the option is less than the current market price of shares of our common stock as quoted on the NYSE American. This provision will become part of the LTIP if the LTIP Proposal is approved.

No Repricing without Stockholder Approval

We cannot, without stockholder approval, “reprice” options by reducing the exercise price or exchanging such option for cash or other awards (including a new option) at a reduced exercise price.

Independent Committee Administration

The LTIP is administered by our Compensation Committee, whose members satisfy the standard set forth in the NYSE Company Guide for independence, the disinterested administration requirements of Rule 16b-3 under the Exchange Act and the “outside director” requirements of Section 162(m) under the Code.

“Second Trigger” on Vesting

In 2017, our Board adopted a policy requiring that award agreements governing awards granted under the LTIP provide for double-trigger vesting upon a “change in control”. Pursuant to this policy, grants under the LTIP require an actual or constructive termination of employment before benefits vest following any change in control. This provision will become part of the LTIP if the LTIP Proposal is approved.

No Annual Evergreen Provision

The LTIP provides for a specific maximum share limitation and does not provide for an annual, automatic increase in the number of shares available for future awards.

2 Year Claw-back

If any recipient of awards under the LTIP are substantially responsible for negligence that materially and negatively impacts the Company, any award realized by such recipient during the period commencing in the two years preceding such negligence will be immediately due and payable to the Company.

Minimum Vesting Periods

The Award Agreement governing all awards under the LTIP will provide the conditions for the vesting of stock option or restricted stock awards. If approved, the Amended LTIP will provide that all Award Agreements provide for a minimum vesting period of at least one year.

Minimum Holding Periods

Restricted stock awards under the LTIP are subject to minimum holding periods. All grants of restricted stock are subject to a minimum one year holding period. Additionally, grants of restricted stock subject only to time-based vesting criteria are subject to a minimum three year holding period, provided that a grant may vest ratably over the three year period with a holding period of one year from each vesting date. During the holding period, recipients of a restricted stock award may not sell, transfer, or otherwise alienate or hypothecate the shares. The Compensation Committee retains the ability to extend the holding periods beyond the minimums established in the LTIP.

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SUMMARY OF THE AMENDED LTIP

Although this discussion summarizes the principal terms and conditions of Amended LTIP, it does not purport to be complete and is qualified in its entirety by reference to the Amended LTIP, which is attached as Annex A to this proxy statement.

Shares Available

Our LTIP currently authorizes 5,000,000 shares of our Common Stock for issuance under the LTIP, of which 677,120 are available for future issuance. If any shares of Common Stock subject to an Award are forfeited or if any Award based on shares of Common Stock is otherwise terminated without issuance of such shares of Common Stock or other consideration in lieu of such shares of Common Stock, the shares of Common Stock subject to such Award shall to the extent of such forfeiture or termination, again be available for awards under the LTIP if no participant shall have received any benefits of ownership in respect thereof. The shares to be delivered under the LTIP shall be made available from (a) authorized but unissued shares of Common Stock, (b) Common Stock held in the treasury of the Company, or (c) previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market, in each situation as the Board or the Compensation Committee may determine from time to time at its sole option.

Administration

The Committee shall administer the LTIP with respect to all eligible individuals or may delegate all or part of its duties under the LTIP to a subcommittee or any executive officer of the Company, subject in each case to such conditions and limitations as the Board may establish. Under the LTIP, “Committee” can be either the Board or a committee approved by the Board. Our Board has delegated administration of the LTIP to the Compensation Committee.

Eligibility

Awards may be granted pursuant to the LTIP only to persons who are eligible individuals at the time of the grant thereof or in connection with the severance or retirement of Eligible Individuals. Under the LTIP, “Eligible Individuals” means (a) employees, (b) non-employee directors, and (c) any other person that the Committee designates as eligible for an Award (other than for Incentive Options) because the Person performs bona fide consulting or advisory services for the Company or any of its subsidiaries (other than services in connection with the offer or sale of securities in a capital raising transaction).

Types of Awards

Stock Options

Under the LTIP, the Compensation Committee is authorized to grant stock options. Stock options may be either designated as non-qualified stock options or incentive stock options. Incentive stock options, which are intended to meet the requirements of Section 422 of the Code such that a participant can receive potentially favorable tax treatment, may only be granted to employees. Therefore, any stock option granted to consultants and non-employee directors are non-qualified stock options.

Options granted under the LTIP become exercisable at such times as may be specified by the Compensation Committee. In general, options granted to participants become exercisable in five equal annual installments, subject to the optionee’s continued employment or service with our Company. However, the aggregate value (determined as of the grant date) of the shares subject to incentive stock options that may become exercisable by a participant in any year may not exceed $100,000.

Each option will be exercisable on such date or dates, during such period, and for such number of shares of Common Stock as shall be determined by the Compensation Committee on the day on which such stock option is granted and set forth in the option agreement with respect to such stock option; provided, however the maximum term of options granted under the LTIP is ten years.

Modification, Extension and Renewal of Options

Under the terms of the LTIP, the Compensation Committee may extend the term of or renew outstanding options, but is prohibited from repricing any option grant or taking any action that would be treated as a repricing under generally accepted accounting principles. Although not specifically prohibited under the LTIP, the Board has adopted a policy prohibiting us from repurchasing options at a time when the exercise price is below the market price for shares of our common stock.

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Restricted Stock

Under the LTIP, the Compensation Committee is also authorized to make awards of restricted stock. Before the end of a restricted period and/or lapse of other restrictions established by the Compensation Committee, shares received as restricted stock will contain a legend restricting their transfer, and may be forfeited in the event of termination of employment or upon the failure to achieve other conditions set forth in the award agreement.

An award of restricted stock will be evidenced by a written agreement between us and the participant. The award agreement will specify the number of shares of Common Stock subject to the award, the nature and/or length of the restrictions, the conditions that will result in the automatic and complete forfeiture of the shares and the time and manner in which the restrictions will lapse, subject to the participant’s continued employment by us, and any other terms and conditions the Compensation Committee imposes consistent with the provisions of the LTIP. Shares of common stock subject to restrictions will initially be issued with legends describing any restrictions. Upon the lapse of the restrictions, any shares of Common Stock subject to the award will be re-issued to the participant without such legend.

The Compensation Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate. Prior to the vesting of a share of restricted stock granted under the LTIP, no transfer of a participant’s rights to such share, whether voluntary or involuntary, by operation of law or otherwise, will vest the transferee with any interest, or right in, or with respect to, such share, but immediately upon any attempt to transfer such rights, such share, and all the rights related thereto, will be forfeited by the participant and the transfer will be of no force or effect; provided, however, that the Compensation Committee may, in its sole and absolute discretion, vest in the participant all or any portion of shares of restricted stock which would otherwise be forfeited.

Fair Market Value

Under the LTIP, “Fair Market Value” means, for a particular day, the value determined in good faith by the Compensation Committee, which determination shall be conclusive for all purposes of the LTIP. For purposes of valuing incentive options, the fair market value of stock: (i) shall be determined without regard to any restriction other than one that, by its terms, will never lapse; and (ii) will be determined as of the time the option with respect to such stock is granted.

Transferability Restrictions

Notwithstanding any limitation on a holder’s right to transfer an award, the Compensation Committee may (in its sole discretion) permit a holder to transfer an award, or may cause the Company to grant an award that otherwise would be granted to an eligible individual, in any of the following circumstances: (a) pursuant to a qualified domestic relations order, (b) to a trust established for the benefit of the eligible individual or one or more of the children, grandchildren or spouse of the eligible individual; (c) to a limited partnership or limited liability company in which all the interests are held by the eligible individual and that person’s children, grandchildren or spouse; or (d) to another person in circumstances that the Compensation Committee believes will result in the award continuing to provide an incentive for the eligible individual to remain in the service of the Company or its subsidiaries and apply his or her best efforts for the benefit of the Company or its subsidiaries. If the Compensation Committee determines to allow such transfers or issuances of awards, any holder or eligible individual desiring such transfers or issuances shall make application therefore in the manner and time that the Compensation Committee specifies and shall comply with such other requirements as the Compensation Committee may require to assure compliance with all applicable laws, including securities laws, and to assure fulfillment of the purposes of the LTIP. The Compensation Committee shall not authorize any such transfer or issuance if it may not be made in compliance with all applicable federal and state securities laws. The granting of permission for such an issuance or transfer shall not obligate the Company to register the shares of stock to be issued under the applicable award.

Termination and Amendments to the LTIP

The Board may (insofar as permitted by law and applicable regulations), with respect to any shares which, at the time, are not subject to awards, suspend or discontinue the LTIP or revise or amend it in any respect whatsoever, and may amend any provision of the LTIP or any award agreement to make the LTIP or the award agreement, or both, comply with Section 16(b) of the Exchange Act and the exemptions therefrom, the Code, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the regulations promulgated under the Code or ERISA, or any other law, rule, or regulation that may affect the LTIP. The Board may also amend, modify, suspend, or terminate the LTIP for the purpose of meeting or addressing any changes in other legal requirements applicable to the Company or the LTIP or for any other purpose permitted by law. The LTIP may not be amended without the consent of the holders of a majority of the shares of Common Stock then outstanding to increase materially the aggregate number of shares of stock that may be issued under the LTIP except for certain adjustments.

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BOARD RECOMMENDATION ON PROPOSAL

The Board unanimously recommends a vote FOR the amendment of our long term incentive plan to authorize the issuance of additional shares. The management proxy holder will vote all properly submitted proxies FOR ratification unless properly instructed otherwise.

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STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
FOR THE 2020 ANNUAL MEETING

Pursuant to the rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2020 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act.

Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. Under Rule 14a-8, proposals that stockholders intend to have included in the Company’s proxy statement and form of proxy for the 2020 Annual Meeting of Stockholders must be received by the Company no later than July 16, 2020. However, if the date of the 2020 Annual Meeting of Stockholders changes by more than 30 days from the date of the 2020 Annual Meeting of Stockholders, the deadline is a reasonable time before the Company begins to print and mail its proxy materials, which deadline will be set forth in a Quarterly Report on Form 10-Q or will otherwise be communicated to stockholders. Stockholder proposals must also be otherwise eligible for inclusion.

In addition to the requirements of Rule 14a-8, and as more specifically provided for in our bylaws, in order for a nomination of persons for election to our Board or a proposal of business to be properly brought before our annual meeting of stockholders, nominations for election as a director and proposals for stockholder action may be made only by stockholders of the Company of record by giving written notice delivered or mailed to the Secretary of the Company: (a) in the case of an Annual Meeting of Stockholders that is called for a date that is within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than one hundred twenty (120) days prior to such anniversary date; and (b) in the case of an annual meeting of stockholders that is called for a date that is not within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting of stockholders, or in the case of a special meeting of stockholders, not later than the close of business on the tenth (10th) day following the day on which the notice of meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. If the date of the 2020 Annual Meeting of Stockholders is the same as the date of the 2019 Annual Meeting of Stockholders, a stockholder making a nomination for election to our Board or a proposal of business for the 2020 Annual Meeting of Stockholders must deliver proper notice to us no later than the close of business on August 19, 2020.

Proposals must also comply with the provisions contained in our bylaws relating to stockholder proposals, including provision of the information specified in our bylaws, such as information concerning the nominee or the proposal. Any proposals that do not meet the requirements set forth in our bylaws, other than proposals submitted in compliance with SEC Rule 14a-8 under the Exchange Act, will be declared out of order and will not be considered at the 2020 Annual Meeting of Stockholders.

OTHER BUSINESS

Our Board knows of no matter other than those described herein that will be presented for consideration at the Annual Meeting. However, should any other matters properly come before the Meeting or any postponements or adjournments thereof, it is the intention of the person(s) named in the accompanying proxy to vote in accordance with their best judgment in the interest of our Company and our stockholders.

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ANNUAL REPORT

A copy of the Annual Report on Form 10-K for the year ended December 31, 2018, excluding exhibits, is available at www.ringenergy.com, and will be furnished at no charge to each person to whom a proxy statement is delivered upon the request of such person. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such requests should be directed to: Ring Energy, Inc., Attention: William R. Broaddrick, Chief Financial Officer, 6555 Lewis Ave., Suite 200, Tulsa, OK, 74136 or call (918) 499-3880.

By Order of the Board of Directors,

/s/ William R. Broaddrick
Midland, Texas	William R. Broaddrick
November 13, 2019	Chief Financial Officer, Corporate Secretary and Treasurer

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ANNEX A

AMENDMENT NO. 1

TO

RING ENERGY, INC. LONG TERM INCENTIVE PLAN

(as adopted by unanimous written consent of the Board of Directors dated October 7, 2019)

THIS AMENDMENT NO.1 (this “Amendment”) TO THE RING ENERGY, INC. LONG TERM INCENTIVE PLAN (the “Plan”) is made and entered into this 17th day of December 2019 pursuant to resolutions approved by the Board of Directors (the “Board”) of Ring Energy, Inc. (the “Company”) and the Company’s stockholders. Unless stated otherwise, all capitalized but undefined terms used in this Amendment have the meaning set forth in the Plan.

WHEREAS, pursuant to Section 2.1 of the Plan, the maximum aggregate number of shares of Stock in respect of which Awards may be granted for all purposes under the plan was previously set at 5,000,0000;

WHEREAS, the Board and the Compensation Committee desires to amend the Plan to, among other things, increase the number of shares authorized for issuance thereunder.

NOW, THEREFORE, it is hereby agreed as follows:

1. Maximum Number of Shares. Section 2.1 of the Plan is hereby replaced with the following:

“Section 2.1 Maximum Number of Shares. Subject to the provisions of Section 7 of this Plan, the maximum aggregate number of shares of Stock in respect of which Awards may be granted for all purposes under the Plan shall be 7,500,000; and provided, further, that if any shares of Stock subject to an Award are forfeited or if any Award based on shares of Stock is otherwise terminated without issuance of such shares of Stock or other consideration in lieu of such shares of Stock, the shares of Stock subject to such Award shall to the extent of such forfeiture or termination, again be available for Awards under the Plan if no participant shall have received any benefits of ownership in respect thereof.”

2. Repurchase of Options. The following is hereby added to the Plan as Section 5.12:

“Section 5.12 Repurchase of Options. Notwithstanding any provision of the Plan to the contrary (other than in accordance with Section 5.10), without the approval of stockholders, the Committee shall not authorize and the Company may not repurchase any Incentive Option or Nonstatutory Option previously granted pursuant to the Plan at any time during which the Exercise Price such options is greater than the market price for shares of the Company’s Common Stock.”

3. Vesting. Section 5.2 of the Plan is hereby replaced with the following:

“5.2 Vesting. Each Option Agreement shall state the time, which shall be no less than one year from the grant date of the Award, periods or other conditions on which the right to exercise the Option or a portion thereof shall vest and the number (or method of determining the number) of shares of Stock for which the right to exercise the Option shall vest at each such time, period or satisfaction of condition.

4. Vesting. Section 6.3 of the Plan is hereby replaced with the following:

“6.3 Vesting. Each Award Agreement relating to a Restricted Stock Award shall state the time, which shall be no less than one year from the grant date of the Award, periods or other conditions under which the Restricted Stock Award or a portion thereof shall vest and the number of shares of Stock subject to the Restricted Stock Award shall vest at each such time, period or satisfaction of condition.”

5. Rights as Stockholder. Section 6.4 of the Plan is hereby replaced with the following:

“6.4 Rights as Stockholder. Subject to the provisions of Sections 6.1, the Committee may, in its discretion, determine what rights, if any, the Holder shall have with respect to the Restricted Stock Awards granted or sold, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto; provided, however, that no Holder shall be entitled to any dividends or other distributions payable with respect to any Restricted Stock Award until such time that such award vests.”

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6. Changes in Control. Section 7.2 of the Plan is hereby replaced with the following:

“7.2 Changes in Control. Upon the occurrence of a Change in Control for Awards held by Participants who are employees or directors of the Corporation (and their permitted transferees pursuant to Section 3.3 above): (a) all outstanding Options shall immediately become fully vested and exercisable in full, including that portion of any Option that pursuant to the terms and provisions of the applicable Award Agreement had not yet become exercisable (the total number of shares of Stock as to which an Option is exercisable upon the occurrence of a Change in Control is referred to herein as the “Total Shares”); and (b) the restriction period of any Restricted Stock Award shall immediately be accelerated and the restrictions expire; provided, however, that no Award shall be accelerated to a date, in either case, earlier than (i) the original date specified for the lapse of such vesting and forfeiture restrictions or the time of exercise in the applicable Award Agreement, or (ii) the date the Holder’s employment or other service relationship with the Company is terminated by the Company without Cause or by the Holder for Good Reason, provided such termination date occurs within 12 months following the date of such Change in Control.

If a Change in Control involves a Restructure or occurs in connection with a series of related transactions involving a Restructure and if such Restructure is in the form of a Non-Surviving Event and as a part of such Restructure shares of stock, other securities, cash or property shall be issuable or deliverable in exchange for Stock, then the Holder of an Award shall be entitled to purchase or receive (in lieu of the Total Shares that the Holder would otherwise be entitled to purchase or receive), as appropriate for the form of Award, the number of shares of stock, other securities, cash or property, to which such Holder would have been entitled, upon the same terms, conditions and restrictions of the Award as existed immediately before the consummation of the Restructure. Nothing in this Section 7.2 shall impose on a Holder the obligation to exercise any Award immediately before or upon the Change of Control, and, unless otherwise provided in the Award Agreement relating to the Award, no Holder shall forfeit the right to exercise the Award during the remainder of the original term of the Award because of a Change in Control or because the Holder’s employment is terminated for any reason following a Change in Control.

As used in this Section “Good Reason” means, unless a different meaning is set forth in the applicable Award Agreement, the occurrence of any of the following conditions without the Holder’s consent (i) a material diminution in the Holder’s base compensation, (ii) a material diminution in the Holder’s authority, duties or responsibilities, or (iii) a material change in the geographic location at which the Holder must perform services; provided, however, that a termination of employment for Good Reason shall not be effective unless the Holder provides notice to the Company of the existence of one or more of the foregoing conditions within 80 days of the initial existence of the condition(s), such condition(s) remains uncorrected for 30 days after receipt of such notice by the Company and the date of the Holder’s termination of employment occurs within 120 days after the initial existence of such condition(s).

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If you would like to reduce the costs incurred by our company in mailing proxy materials, Use any touch-tone telephone to transmit your voting instructions up until 11:59 proxy card in hand when you call and then follow the instructions. John Sample 234567 VOTE BY MAIL 1234567 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 KELLY HOFFMAN 06 CLAYTON E. WOODRUM 02 DAVID A. FOWLER 07 REGINA ROESENER 03 LLOYD T. ROCHFORD 04 STANLEY M. MCCABE 05 ANTHONY B. PETRELLI The Board of Directors recommends you vote FOR proposals 2., 3. and 4. For 0 0 0 Against 0 0 0 Abstain 0 0 0 2. ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION. 3. TO RATIFY THE APPOINTMENT OF EIDE BAILLY LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019. TO APPROVE AN AMENDMENT TO THE RING ENERGY, INC. LONG TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE BY 2,500,000 SHARES. 4. NOTE: CONSIDERATION OF ANY MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. (see reverse for instructions) Yes No Investor Address Line 3 John Sample attorney, executor, administrator, or other fiduciary, please give full ANY CITY, ON A1A 1A1 partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000431677_1 R1.0.1.18 For address change/comments, mark here. 0 Please indicate if you plan to attend this meeting00 Please sign exactly as your name(s) appear(s) hereon. When signing as title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or Investor Address Line 1 Investor Address Line 2 Investor Address Line 4 Investor Address Line 5 1234 ANYWHERE STREET SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 P.M. Eastern Time the day before the cut-off date or meeting date. Have your 234567 1234567 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL # → SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 RING ENERGY, INC. 6555 S. LEWIS AVE, SUITE 200 TULSA, OK 74136 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement and Third Quarter Form 10Q are available at www.proxyvote.com RING ENERGY, INC. Annual Meeting of Stockholders December 17, 2019 10:00 AM Central Standard Time This proxy is solicited on behalf of the Board of Directors The undersigned, a stockholder of RING ENERGY, INC. (the “Company”), having received the Notice of Annual Meeting of Stockholders and Proxy Statement dated November 18, 2019, does hereby appoint William R. Broaddrick, proxy and attorney-in-fact with full power of substitution, for and in the name of the undersigned to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at TownePlace Suites, located at 5508 Deauville Blvd., Midland, TX 79706, on December 17, 2019, at 10:00 a.m. Central Standard Time, or at any adjournment or postponement thereof, and to vote all shares of the Company’s voting securities that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and all such other business as may properly come before the meeting, as designated below. This Proxy will be voted as directed, or if no contrary direction is indicated, will be voted FOR the election of all directors; FOR Proposal 2; FOR Proposal 3; FOR Proposal 4; and as the Board of Directors may recommend on such other business as may properly come before the annual meeting. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000431677_2 R1.0.1.18